Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

by and between

COLORADO HOTEL HOLDING, LLC,
A DELAWARE LIMITED LIABILITY COMPANY; CORDILLERA LODGE
& SPA, LLC, A DELAWARE LIMITED LIABILITY COMPANY;
COLORADO HOTEL OPERATOR, INC., A DELAWARE
CORPORATION; AND CORDILLERA LAND, LLC, A DELAWARE
LIMITED LIABILITY COMPANY

“Sellers”

and

CORDILLERA PARTNERS, LLC
A DELAWARE LIMITED LIABILITY COMPANY,

“Purchaser”

12.	Prorations, Closing Adjustments and Post-Closing Settlement	18

13.	Seller’s Representations and Warranties	22
(a)	Good Standing	22
(b)	Due Authorization; No Violations	22
(c)	Leases	22
(d)	Service Contracts	22
(e)	Hazardous Wastes	23
(f)	Litigation	24
(g)	Notice of Violation	24
(h)	Personal Property	24
(i)	Non-Foreign Status	24
(j)	Employee Plans	24
(k)	Employees	24
(l)	Data	25
(m)	Operating Statements	25

14.	Purchaser’s Representations and Warranties	25
(a)	Good Standing	25
(b)	Due Authorization	25
(c)	Litigation	25
(d)	Money Laundering	26
(e)	Employee Plans	27
(f)	Disclaimers	27

15.	Conduct of Hotel Business/Guest Baggage/Safe Deposit Boxes	29

16.	Employees, Manager	31

17.	Indemnification	32

18.	Escrow	32

19.	Loss by Fire, Other Casualty or Condemnation	34

20.	Default	35

21.	Waiver of Performance	36

22.	Paragraph Headings	36

23.	Notices	36

24.	Amendments	38

25.	Time of the Essence	38

26.	Counterparts	38

27.	Governing Law	38

28.	Attorneys’ Fees and Costs	38

29.	Prior Agreements	38

30.	Further Assurance	38

31.	Assignment	38

32.	Possession	39

33.	Severability	39

34.	Additional Instructions to Escrow Holder	39

35.	Broker’s Fees and Commissions	39

36.	Construction of Agreement	39

37.	Announcements	40

38.	Limitation of Liability	40

39.	No Recordation	40

40.	Hart-Scott-Rodino	40

41.	Binding Effect	41

42.	Venue	41

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

EXHIBIT LIST

Exhibit	Description

A-l	Legal Description of Lodge and Spa Real Property

A-2	Legal Description of Village Center Real Property

A-3	Legal Description of Cordillera Mountain Club

A-4	Legal Description of Grouse on the Green Property

B	Motor Vehicles

C	Operational Agreements

D	Trademarks and Service Marks

E	Service Contracts

F	Equipment Leases

G-l	Form of Grouse Estoppel

G-2	Form of Manager Estoppel

G-3	Form of Manager Consent

H	Form of Warranty Deed

I	Bill of Sale

J	Assignment of Intangible Property

K	Assignment of Equipment Leases

L	Assignment of Service Contracts

M	Tenant Lease Assignment

N	Assignment of Club Member Access Agreement

O	Form of Lodge Assignment

P	Golf Memberships Option Assignment

Q	Management Agreement Assignment

R	Arbitration Procedures

SCHEDULE 2(b)

AGREEMENT OF PURCHASE AND SALE
AND
JOINT ESCROW INSTRUCTIONS

This Agreement of Purchase and Sale and Joint Escrow Instructions (the “Agreement”) is entered into as of the 25th day of September, 2006 (“Effective Date”), by and between COLORADO HOTEL HOLDING, LLC, a Delaware limited liability company (“CHH”) CORDILLERA LODGE & SPA, LLC, a Delaware limited liability company (“CL&S”), COLORADO HOTEL OPERATOR, INC., a Delaware corporation (“CHO”) and CORDILLERA LAND, LLC (“CL”) (each, a “Seller” and collectively, “Sellers”), and CORDILLERA PARTNERS, LLC, a Delaware limited liability company (“Purchaser”), with reference to the following:

R E C I T A L S

A.                    Sellers directly or indirectly collectively own the “Property” (as hereinafter defined), which includes, among other things, that certain improved real property located in Eagle County, Colorado, which is more particularly described on Exhibits “A-l”, “A-2”, “A-3” and “A-4” attached hereto and incorporated herein by this reference (the “Land”).

B.                      CHH owns 100% of the members’ interests in CL&S, 100% of the issued and outstanding shares of stock of CHO, and 100% of the members’ interests in CL. CL&S owns all of the Land (as defined herein), except for the Village Center Real Property (as defined herein). CHO owns all of the Personal Property and the Intangible Property, except as may be owned by CL&S. CL owns 100% of the Village Center Real Property. CL&S leases the Land (excluding the Village Center Real Property) and the Improvements to CHO pursuant to a Master Lease dated December 18, 2003 (“Master Lease”).

C.                      As used herein, the term “Sellers” shall mean jointly, severally and collectively CHH, CL&S, CHO and CHL.

D.                     Purchaser desires to purchase the Property from Sellers, and Sellers desire to sell the Property to Purchaser, on the terms and conditions set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants, representations and provisions contained herein, Sellers and Purchaser hereby agree as follows:

1.                       Agreement of Purchase and Sale.  Sellers hereby collectively agree to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Sellers, subject to the terms and conditions set forth herein, all of Sellers’ right, title, interest, claim and estate in to each and all of the following:

(a)                   The Lodge and Spa Real Property.  That certain real property described on Exhibit “A-l” attached hereto (the “Lodge and Spa Real Property”), which is improved with a hotel and spa commonly known as The Lodge and Spa at Cordillera (“The Lodge and Spa at Cordillera”), related parking facilities and certain buildings commonly known as the Carriage House and the Divide Sales Office. CHO operates a restaurant under the name “Mirador” located within the Lodge and Spa at Cordillera (the “Mirador Restaurant”).

(b)                  Cordillera Village Center PUD.  That certain unimproved real property described on Exhibit “A-2” attached hereto (the “Village Center Real Property”) consisting of approximately 23.196 acres of land adjacent to the Lodge and Spa Real Property;

(c)                   Cordillera Mountain Club Real Property.  That certain real property described on Exhibit “A-3” attached hereto (the “Cordillera Mountain Club Real Property”), consisting of a commercial condominium unit commonly known as Strawberry Park Condominiums, Unit 333-C, containing approximately 1,700 square feet of interior air space located at the base of the Strawberry Park lift in the Beaver Creek ski area (the “Cordillera Mountain Club”);

(d)                  Grouse on the Green Real Property.  That certain real property described in Exhibit “A-4” attached hereto (the “Grouse on the Green Real Property”), which is improved with a multi-use building, containing a restaurant under the name “Grouse on the Green” (the “Grouse on the Green Restaurant”), a pro shop for the Cordillera Short Course, offices and cart storage facilities together with a parking lot;

(e)                   Appurtenances.  All rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, development credits, entitlements, any conveyable rights Sellers may have in the Cordillera Amended and Restated Planned Unit Development Control Guide as recorded on October 24, 2003 as Reception No. 854897 in the Official Records of Eagle County, Colorado, as applicable to the Land (the “PUD Guide”), sewer use agreements, air rights relating to the Land and any other easements, rights-of-way or appurtenances used in connection with and/or appurtenant to the beneficial operation, use and enjoyment of the Land, the “Improvements” (as hereinafter defined), the “Personal Property” (as hereinafter defined), the “Intangible Property” (as hereinafter defined), the “Equipment” (as hereinafter defined) or any other appurtenance, together with all rights of Sellers in and to streets, sidewalks, alleys, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of Sellers in any land lying in the bed of any existing or proposed street adjacent to the Land and all right, title and interest of Sellers in and to any award made or to be made in lieu thereof and in and to any unpaid award for damages to the Land and Improvements by reason of change of grade of any street (all of which are collectively referred to herein as the “Appurtenances”);

(f)                     Improvements.  All improvements and fixtures located on the Land, including, without limitation, the Mirador Restaurant and the Grouse on the Green Restaurant (collectively, the “Restaurants”) all buildings and structures presently located on the Land or to be located thereon on the Closing Date (other than the building located on the Lodge and Spa Real Property and commonly known as the Divide Sales Center (the “Sales Center”)), all apparatus, equipment and appliances presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal,

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recreation or other services thereto, and all landscaping and leasehold improvements of tenants, if any, which remain and/or may remain a part of the Land, but excluding therefrom any equipment or appliances located in and heretofore used by The Club at Cordillera in connection with operation of The Cordillera Short Course pro shop, office space and/or cart storage facilities leased to Galena Partners for use in the operation of The Club at Cordillera pursuant to that certain Lease by and between CL&S, as Landlord, and Galena Partners (“Galena”), as Tenant, dated as of December 18, 2003, whereby CL&S leases to Galena for 99 years those portions of the building located on the Grouse on the Green Real property currently occupied by the Cordillera Short Course pro shop, certain office space and the cart storage facilities (all more specifically identified on the exhibit to said lease) (the “Grouse on the Green Lease”) (all of the foregoing items and exclusions being collectively referred to herein as the “Improvements”);

(g)                  Sales Center.  All right title and interest (which currently consists solely of a reversionary interest) of CL&S in and to that certain building located on the Lodge and Spa Real Property commonly known as the Sales Center, subject to the rights of Kensington Partners under that certain Agreement dated April 23, 2004 by and between Kensington Partners and CL&S (the “Divide Sales Center Agreement”);

(h)                  Tangible Personal Property.  To the extent assignable, all (i) tangible personal property, furniture, furnishings and equipment located on, or situated on and used in connection with the use, ownership, operation and management of the Property, including, without limitation, operating equipment, computer systems, and data stored thereon (excluding any data of a confidential nature, any data owned by and/or proprietary to Seller or Manager and any data which relates to or is combined with data concerning the business of Sellers or their affiliates other than the Property) and all other equipment used in connection with lodging, spa, restaurant and retail business operations conducted on or in respect of any or all of the Land, (ii) inventory of: (A) food and beverages, alcoholic beverages and merchandise and goods held for retail sale in the ordinary course of business of the Restaurants, The Lodge and Spa at Cordillera and/or any of the other Improvements, subject to a credit to Sellers for the cost of said items as set forth within the definition of “Sellers’ Credit” (defined in Section 12(d) herein) (the “Credit Inventory”), and (B) all other inventories, operating supplies, advance deposits, brochures and other advertising and/or marketing material, books and records ((A) and (B) are collectively, the “Inventories”), (iii) all office furniture and telephone systems located on the Land (excluding the Sales Center, unless Seller shall have obtained title to the Sales Office (subject to a license and right to occupy as set forth in the Sales Center Agreement) from the current owner by Quitclaim Deed prior to the Closing), (iv) all motor vehicles listed on Exhibit “B” attached hereto and incorporated herein by this reference (the “Vehicles”), and (v) any and all other tangible personal property associated with, affixed or appurtenant to or utilized in connection with food and beverage services or operations, spa services, retail outlets and any other commercial activities of any type of nature conducted on or in connection with the Land (excluding the Sales Center) or any part thereof, including without limitation Personal Property identified in inventories prepared pursuant to Section 4(k)(i) hereof; but excepting from the foregoing clauses (i) through (v) any and all tangible personal property (A) located in and heretofore used by The Club at Cordillera in connection with operation of the Cordillera Short Course pro shop, office space and/or cart storage facilities leased to Galena Partners for use in the operation of The Club at Cordillera pursuant to the Grouse on the Green Lease, (B) used

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solely and exclusively in connection with the operation of businesses of Sellers not located on, in or upon any of the Land or the Improvements, (C) property of guests, (D) items owned by the Manager (as defined in Section 16(c) herein), and (E) “Excluded Property” identified on the inventory of Excluded Property prepared pursuant to Section 4 hereof (each and all of the foregoing, except for the excluded property described in clauses (A) through (E), are collectively referred to herein as the “Personal Property”);

(i)                      Intangible Property.  To the extent assignable, all of the following: (i) any and all intangible personal property which relates to and is used in connection with or required for the ownership, use, management, operation, development and functioning of any of the Property, (ii) any and all rights or benefits, obligations, liabilities or duties of Sellers in connection with the ownership, use, management, enjoyment, operation, development and functioning of any of the Property under those agreements and contracts listed on Exhibit “C” attached to and made a part of this Agreement (collectively, the “Operational Agreements”), (iii) any and all warranties, guarantees, permits and rights relating to any of the Property, (iv) any and all approvals, consents, ratifications, waivers or other authorization, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any federal, state, local, municipal, foreign or other government relating to any of the Property, (v) all going concern value, goodwill, telephone, telecopy and e-mail addresses and listings relating to any of the Property and the hotel/spa, retail and Restaurant businesses conducted thereon, (vi) all authorizations, entitlements, surveys, plans and specifications and other rights relating to the construction, ownership, operation, use and management of the Property, including without limitation all operations and businesses conducted on or from the Land, (vii) all other rights owned by Sellers relating to the ownership, operation or functioning of all or any part of the Property (including, without limitation, all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements), (viii) those certain contracts under which goods or services or utilities are sold or rendered to Sellers in respect of any business or activity conducted upon the Land more particularly identified and described on Exhibit “D” attached hereto (the “Service Contracts”), (ix) those certain equipment leases under which equipment is leased in connection with the ownership or operation of The Lodge and Spa at Cordillera, the Grouse on the Green Restaurant and/or any of the other Improvements more particularly identified and described on Exhibit “E” attached hereto (the “Equipment Leases”), (x) any and all accounts receivable and other rights to payment of any type or nature from customers of Sellers in connection with the hotel/spa, retail and Restaurant businesses of CHO conducted on the Lodge and Spa Real Property and at the Grouse on the Green Real Property and at the Cordillera Mountain Club Real Property (“Accounts Receivable”), which assignment shall be subject to “Sellers’ Credit” as defined in Section 12(d); and (xi) all trade names, websites, trademarks, logos and other intellectual property owned or licensed by Sellers and directly used in connection with the Property listed on Exhibit “F” hereto; but excepting from the foregoing clauses (i) through (x) any and all intangible property (A) used solely and exclusively in connection with the operation of businesses of Sellers not located on, in or upon any of the Land or the Improvements, (B) tax deposits, utility deposits and other deposits held by parties other than Sellers, except for any transferable deposits assigned to Purchaser, for which Sellers are to be reimbursed as herein provided, (C) any tax, insurance, furnishings, equipment, capital improvement and/or other escrows, impounds or reserves held by any lender to any of the Sellers, the Manager or any other party, and (D) any balances on deposit with banking

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institutions relating to the Property, including amounts held in “house banks” (all of the foregoing, other than the excluded property described in clauses (A) through (D), are collectively referred to herein as the “Intangible Property”); and

(j)                      Tenant Leases.  All right, title, interest, claim and estate of CL&S, as lessor, in and to all leases affecting or demising any portion of or interest or estate in any of the Land or Improvements as of the Closing Date, including, without limitation, the Grouse on the Green Lease (collectively, the “Tenant Leases”).

All of the items described in Sections l(a) through (j) inclusive, are sometimes collectively referred to herein as the “Property.”

2.                       Purchase Price.  The purchase price of the Property is Forty Million Dollars ($40,000,000) (the “Purchase Price”) and shall be paid to Sellers by Purchaser as follows:

(a)                   Within three (3) Business Days after execution of this Agreement by both Purchaser and Seller, Purchaser shall deposit with Escrow Holder an initial earnest money deposit in the amount of Three Hundred Thousand Dollars ($300,000.00) (the “Initial Deposit”) which shall be held and/or distributed by Escrow Holder in accordance with the provisions herein.

(b)                  Within two (2) Business Days of Seller’s delivery to Purchaser of those items described in Sections 4(a) and 4(b), Purchaser shall deposit with Escrow Holder an additional earnest money deposit in the amount of Fifty Thousand Dollars ($50,000) (the “First $50,000 Deposit”) which shall be non-refundable to Purchaser except in the event that Seller willfully and intentionally fails to consummate the Closing of the transactions contemplated under this Agreement; $25,000.00 of the First $50,000 Deposit shall be made available to Purchaser to pay for those actual, out-of-pocket third party costs (in no event to exceed $25,000.00 individually or in the aggregate) incurred by Purchaser during the Due Diligence Period for the matters set forth on Schedule 2(b) of this Agreement (excluding any legal fees in connection therewith) (each, a “Diligence Item”). During the Due Diligence Period, Purchaser shall submit to Escrow Holder a written request for reimbursement for the applicable Diligence Item, together with invoices for the same (each, a “Reimbursement Request”). Purchaser shall simultaneously send a copy of such request, together with copies of the final invoices, to Seller. If Seller does not object to the applicable Reimbursement Request within two (2) Business Days after receipt of the same, then the Escrow Holder shall pay the amount set forth in the applicable Reimbursement Request to the applicable contractors or consultants. Purchaser agrees to cause such contractors or consultants to deliver paid receipts to Seller for any Diligence Item paid for hereunder within seven (7) Business Days after payment is made by the Escrow Holder. Purchaser further agrees that a copy of any Diligence Item paid for under this Section 2(b) shall be co-addressed to Seller, and such Diligence Items shall be delivered to Seller no later than five (5) days after termination of this Agreement by Purchaser pursuant to Section 4(d) of this Agreement and shall include Seller as an additional addressee thereon, and that this obligation of Purchaser shall survive the Closing (and the delivery of the Deeds to Purchaser) or the termination of this Agreement.

(c)                   Provided that Seller has delivered to Purchaser those items described in Sections 4(h), (i), (j) and (k) on or before the date which is thirty (30) days after the Effective Date, and

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provided Purchaser has not, by said date, exercised its right to terminate this Agreement pursuant to Section 4(d), then on or prior to the date which is thirty-five (35) days after the Effective Date, Purchaser shall deposit with Escrow Holder an additional earnest money deposit in the amount of Fifty Thousand Dollars ($50,000.00) (the “Second $50,000 Deposit”) which shall be non-refundable to Purchaser except in the event that Seller willfully and intentionally fails to consummate the Closing of the transactions contemplated under this Agreement; provided, however, that $25,000.00 of such Deposit shall be made available to Purchaser to pay for those actual, out-of-pocket third party costs (in no event to exceed $25,000.00 individually or in the aggregate) for Diligence Items in accordance with and pursuant to Section 2(b). Purchaser’s obligation to deposit the Second $50,000 Deposit shall be subject to a day-for-day extension for each day after the 30th day after the Effective Date that Seller fails to deliver those items described in Section 4(h), (i), (j) and (k) to Purchaser; provided, however, that the obligation shall not be extended past the end of the Due Diligence Period.

(d)                  If Purchaser does not exercise its right to terminate this Agreement pursuant to Section 4(d), then prior to the expiration of the Due Diligence Period, Purchaser shall deposit with Escrow Holder a final earnest money deposit of Three Hundred Thousand Dollars ($300,000.00) (the “Final Deposit” and, together with the Initial Deposit, the First $50,000 Deposit, the Second $50,000 Deposit and the Final Deposit, the “Deposit”). The Deposit shall be held by Escrow Holder in one or more federally insured interest bearing investments approved by Purchaser and, if the transaction contemplated by this Agreement is consummated, the Deposit and all interest earned thereon, less any amounts paid pursuant to a Reimbursement Request, shall be credited on Purchaser’s account against the Purchase Price.

(e)                   The balance of the Purchase Price, as well as all sums necessary to pay Purchaser’s costs, expenses and prorations as provided in this Agreement, after crediting the Deposit (less any amounts paid pursuant to a Reimbursement Request) and any interest earned thereon and any other prorations and other amounts to which Purchaser is entitled as a credit against the Purchase Price as provided in this Agreement, shall be deposited by Purchaser in Escrow on the Closing Date by wire transfer, in immediately available funds.

(f)                     The Purchase Price shall be allocated One Million Five Hundred Thousand Dollars ($1,500,000.00) to personal property and the remainder of the Purchase Price to real property and improvements. On or prior to Closing, the Purchase Price (less the $1,500,000.00 allocated to personal property) shall be allocated between the real property by Sellers.

3.                       Operating Permits and Licenses.

(a)                   Purchaser acknowledges that beer, wine and distilled spirits (“Alcoholic Beverages”) are served and sold on and from each of the Lodge and Spa at Cordillera, the Grouse on the Green Restaurant and the Cordillera Mountain Club pursuant to one or more liquor licenses issued by the State of Colorado Department of Revenue Liquor Enforcement Division (the “LED”) to CHO (the “Liquor Licenses”). On or prior to the date which is five (5) Business Days after the Effective Date, Purchaser shall file completed applications pursuant to which Purchaser may obtain the transfer of the Liquor Licenses from CHO and, if necessary, an interim temporary liquor license to enable Purchaser to sell alcoholic beverages at the places at the Property where such beverages are currently sold (the “Temporary Liquor License”), and

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shall diligently prosecute the same until obtained. CHO shall cooperate with Purchaser in connection with such applications and shall provide all reasonable assistance to Purchaser, with all out of pocket expenses being at Purchaser’s sole cost and expense, upon request of Purchaser, in connection with Purchaser’s applying for and obtaining the approval by all applicable governmental agencies or authorities having jurisdiction over the sale and dispensing of Alcoholic Beverages at or from each of the Lodge and Spa at Cordillera, the Grouse on the Green Restaurant and the Cordillera Mountain Club of (i) the transfer and/or grant, as applicable, of the Liquor Licenses to Purchaser (the “Liquor Licenses Assignment Approvals”), and (ii) the grant of the Temporary Liquor License. If this Agreement is terminated for any reason, Purchaser shall immediately withdraw or cancel, as appropriate, its applications for the Temporary Liquor License and the Liquor Licenses Assignment Approvals and such obligation(s) shall survive the termination of this Agreement.

(b)                  If applicable law requires the parties to open a separate escrow for transfer of the Liquor Licenses and/or to allocate any portion of the Purchase Price separately to the Liquor Licenses and/or inventory of Alcoholic Beverages at any of the Lodge and Spa at Cordillera and the Grouse on the Green Restaurant, the parties agree to execute such further instruments and agreements as are reasonably required to comply with the requirements of the LED.

(c)                   Sellers shall, with all out of pocket expenses being at Purchaser’s sole cost and expense, provide Purchaser reasonable assistance in Purchaser’s efforts to obtain transfer of all permits, licenses, authorizations, entitlements and other approvals of governmental and quasi governmental authorities used in connection with the operation of any of the Lodge and Spa Real Property and the Grouse on the Green Real Property, and the hotel/spa, retail and Restaurant business operations conducted thereon (collectively, the “Permits”), into Purchaser’s name at the Closing.

(d)                    Sellers shall make reasonable good faith efforts to obtain any and all third party consents which are or may be required to assign the Service Contracts (to the extent Purchaser shall assume the same pursuant to Section 4(g) of this Agreement), the Tenant Leases, the Equipment Leases, the Operational Agreements, the Intangible Property and any other of the Property to be sold hereunder to Purchaser (collectively, the “Consents”).

4.                       Due Diligence.

(a)                   Within five (5) Business Days after the Effective Date, Sellers shall provide to Purchaser copies of the following documentation relating to the Property to the extent within Sellers’ possession: (i) all plans and specifications relating to the Lodge and Spa at Cordillera, (ii) licenses, entitlements, permits, conditions and restrictions, (iii) tax bills, utility bills and similar records, (iv) a summary of all current or pending litigation and claims, (v) all Environmental and Property Condition Reports, including radon reports, beginning with January 1, 2003, (vi) unaudited financial statements for the period of January 2004 through June 2006, (vii) all Service Contracts, utility service agreements and water and sewer agreements, (viii) the Management Agreement and all reports by Manager thereunder since the inception of the Management Agreement, including without limitation the 2005 Annual Report, all 2006 Quarterly Reports and Monthly Reports, the 2006 Operating Phase and Budget and the draft 2007 Operating Phase and Budget (as defined in the Management Agreement), (ix) all

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documents in Sellers’ possession or control regarding development entitlements for the Village Center Real Property (but excluding financial projections, forward looking financial data and any such material or documentation which is proprietary to Seller or Manager), (x) copies of legible documents and platmaps referred to in the PUD Guide, (xi) a list of all bank accounts used in connection with the operation of the Property, including without limitation all accounts maintained under the Management Agreement, and (xii) copies of documents evidencing the approval of Eagle County, Colorado of the right to build nineteen (19) dual key lodge units on the Village Center Real Property or The Lodge and Spa Real Property.

(b)                  Sellers shall make available to Purchaser at the Property or other mutually agreed site during normal business hours on five (5) Business Days notice, for review and copying by Purchaser, all documents, data and reports in Sellers’ possession or under Sellers’ control, (including without limitation all documents, data and reports in the ownership and/or possession of the Manager which CHO may inspect under the Management Agreement) regarding the Property and the operation of the businesses on the Property, including without limitation The Lodge and Spa at Cordillera, the Mirador Restaurant, the Cordillera Mountain Club and the Grouse on the Green Restaurant (collectively, “Data”), but excluding from such definition any Data regarding Sellers’ financing for the Property, Sellers’ income tax returns, any appraisals, financial projections, forward-looking financial data and any data which is proprietary to Seller or Manager. To the extent in existence in written form, Data shall include, without limitation, (i) all environmental reports, (ii) all financial data including budgets, operating statements and general ledgers, (iii) insurance policies, (iv) a complete list of the employees of Manager at the Property, their job descriptions and salaries, together with any applicable employee pension or profit-sharing plans, (v) copies of all reports regarding the physical condition of the Property, (vi) all data, correspondence, documents, agreements, waivers, notices, applications and other records with respect to the Property relating to transactions with taxing authorities, governmental agencies, utilities, vendors, tenants and others with whom Purchaser may be dealing from and after the Closing Date, (vii) lists and inventories of all Personal Property and Intangible Property, (viii) a copy of the rent roll for the Property, dated no earlier than thirty (30) days prior to the Effective Date (“Rent Roll”), and (ix) all other written easements, covenants, restrictions, agreements, contracts and other documents in Sellers’ possession or control that affect the Property or the businesses conducted at the Property, including without limitation any agreements of Sellers relating to the insurance, service, operation, repair, supply, advertising, promotion, sale, leasing or management of the Property.

(c)                   Purchaser shall have the right, upon reasonable notice to Sellers, at its own risk, cost and expense and at any date or dates prior to Closing, to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys, inspections, investigations and/or studies of the Property; provided, however, that Purchaser shall not conduct any invasive studies, tests, or samplings, including, without limitation, any environmental or air quality sampling, without the advance written consent of Sellers in each instance, which consent will not be unreasonably withheld by Sellers. Purchaser shall not make any physical alterations to the Property, such entry shall not unreasonably interfere with the guests, tenants or management of the Property, and Purchaser shall indemnify and hold Sellers harmless from any cost, claim or expenses in connection herewith. If Purchaser elects to terminate this Agreement pursuant to Section 4(d), then upon written request of Sellers made within ninety (90) days after

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the date of such termination, Purchaser agrees to supply Sellers with copies of any tests, studies or inspections of the Property performed hereunder.

(d)                  If, during the period between and including the Effective Date and 5 pm Mountain Standard Time on the date which is forty-five (45) days after the Effective Date (“Due Diligence Period”), Purchaser gives Sellers written notification (“Termination Notice”) that Purchaser elects not to consummate the purchase of all of the Property in accordance with the terms of this Agreement, this Agreement shall terminate, and, subject to Seller’s receipt of copies of any Diligence Items paid for through a Reimbursement Request, the Deposit (less the First $50,000.00 Deposit and the Second $50,000.00 Deposit) and any interest accrued thereon shall be returned immediately to Purchaser. The First $50,000.00 Deposit and the Second $50,000.00 Deposit shall remain in Escrow for thirty (30) days following the date of such termination and shall be made available in accordance with Section 2(b) for payment of any Diligence Item the work for which was performed prior to the date of such termination. On the expiration of such thirty (30) day period, the First $50,000.00 Deposit and the Second $50,000.00 Deposit (less any amounts paid pursuant to a Reimbursement Request) shall be immediately released to Seller. If the Termination Notice is given, neither party shall thereafter have any further liability to the other under this Agreement, except as expressly provided herein. If the Termination Notice is not given on or prior to expiration of the Due Diligence Period, then Purchaser acknowledges and agrees that it shall have waived (without further need for written documentation) the receipt of any and all Consents, Permits, the Manager Consent, estoppels or other deliveries, and covenants, representations and warranties as they may relate to the period through the end of the Due Diligence Period, required of Seller on or prior to the expiration of the Due Diligence Period and its obligation to close the transactions contemplated hereunder shall be non-contingent and unconditional except only for satisfaction of the conditions set forth in Section 8 of this Agreement. Subject to the foregoing waiver, Seller shall use reasonable good faith efforts from and after the expiration of the Due Diligence Period, until the Closing, to obtain or deliver any Consents, the transfer of any Permits, the Grouse Estoppel, the Manager Estoppel, the Manager Consent and any other deliveries required of Seller during the Due Diligence Period to the extent that same are not received on or prior to the expiration of the Due Diligence Period.

(e)                   Purchaser shall have the absolute right to determine whether or not to give the Termination Notice. If Purchaser elects not to give the Termination Notice prior to expiration of the Due Diligence Period, this Agreement shall remain in full force and effect and the entire Deposit shall become non-refundable to Purchaser.

(f)                     Purchaser shall maintain all information received by Purchaser from Sellers in confidence and shall not use or disclose any such information other than in connection with its purchase of the Property, and the operation of the Property from and after the Closing Date, including, without limitation, the right to disseminate such information to Purchaser’s partners, investors, agents, attorneys, advisors, consultants and accountants. Purchaser acknowledges that in the event of a violation by Purchaser of the provisions of this Section 4(f), the remedies at law would not be adequate; and accordingly, in such event Sellers may proceed and protect its rights by an action in equity for specific performance or for injunction against the violation hereof.

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(g)                  Within fifteen (15) days after the Effective Date, Purchaser shall deliver written notice to Sellers (the “Service Contracts Notice”) specifying those Service Contracts which Purchaser desires to assume at the Closing. On or prior to the date which is five (5) days prior to the expiration of the Due Diligence Period, Seller shall provide Purchaser a list of those Service Contracts: (i) which are assignable without the consent of the service provider, or (ii) for which the service provider has consented to the assignment to Purchaser (the “Assumed Contracts”). Purchaser shall have until the expiration of the Due Diligence Period to approve the Assumed Contracts or to terminate this Agreement pursuant to Section 4(d). If Purchaser does not deliver the Termination Notice pursuant to Section 4(d), then Purchaser shall assume the Assumed Contracts and deliver the Service Contract Assignment at Closing. If Purchaser wishes to assume a contract which is not an Assumed Contract, Seller agrees to use reasonable good faith efforts to obtain consent to the assumption and assignment from the service provider from and after the expiration of the Due Diligence Period, until the Closing. All Service Contracts not assumed by Purchaser shall be the responsibility of each respective Seller that entered into such Service Contract and shall be terminated at the sole cost and expense of such Sellers. To the extent any Service Contracts, because of advance notice requirements, will be temporarily assumed by Purchaser pending the effective date of termination after the Closing Date, Purchaser agrees to temporarily assume such Service Contracts subject to a termination that is at the sole cost and expense of Sellers.

(h)                  On or before the expiration of the Due Diligence Period, Sellers shall deliver to Purchaser an estoppel certificate from the tenant under the Grouse on the Green Lease substantially in the form attached hereto as Exhibit “G-1” (the “Grouse Estoppel”).

(i)                      On or before the expiration of the Due Diligence Period, Sellers shall deliver to Purchaser an estoppel certificate from Manager substantially in the form attached hereto as Exhibit “G-2”, as reasonably approved by Purchaser, Sellers and Manager (the “Manager Estoppel”), and a consent to assignment executed by Manager in substantially the form attached hereto as Exhibit “G-3” (the “Manager Consent”).

(j)                      On or before the expiration of the Due Diligence Period, Sellers shall cause Kensington Partners to deliver a bill of sale and quitclaim deed to Sellers conveying the Sales Center to CL&S in accordance with the Divide Sales Center Agreement.

(k)                   Not later than thirty (30) days after the Effective Date, Purchaser and Sellers shall jointly prepare, for Purchaser’s review and approval, all of the following:

(i)        A written inventory of all Personal Property (if not previously prepared);

(ii)                    A written inventory of all Intangible Property, in addition to the trademarks and service marks, service contracts and equipment leases shown on Exhibits D, E and F hereto (if not previously prepared);

(iii)                 A list of all Personal Property and Intangible Property that are not being sold by Sellers to Purchaser pursuant to this Agreement (“Excluded Property”);

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(iv)                A list of all advance deposits and other reservations for the Lodge and Spa and the Restaurants;

(iv)                A list of the key management employees currently employed at the Property by Manager;

(v)                   A list of all pending litigation respecting the Property and/or the Manager or any of Sellers respecting the Property and any and all pending or threatened in writing claims, demands or other causes of action against the Property or the Manager or any of Sellers with respect to the Property;

(vi)                A list and copies of all agreements between or among any or all of CHH, CHO, CL&S and CL respecting or affecting the use and operation of the Property which will remain in effect after the Closing (“Sellers’ Agreements”); and

(vii)             A description of the benefits to which any employees of Manager are entitled, including, without limitation, vacation and sick day accruals.

(l)                      Not later than five (5) Business Days before the end of the Due Diligence Period, Sellers shall use commercially reasonable efforts to deliver to Purchaser the following:

(i)                       Written evidence provided by Eagle County, Colorado of transferable right to construct nineteen (19) dual key lodge units on the Lodge and Spa Real Property;

(ii)                    Copies of all Permits affording Sellers the right to operate the Property in the manner in which it has been operated and written confirmation from Seller that it is not aware of any other Permits required to operate the Property in the manner in which it has been operated by Seller; and

(iii)                 If obtained from Kensington Partners, an amended and restated Divide Sales Center Agreement, fully executed by CL&S and Kensington Partners (“Revised Sales Center Agreement”).

(m)                Not later than five (5) Business Days before the end of the Due Diligence Period, Purchaser shall have obtained all of the following:

(i)                       An Environmental Phase I Report complying with Environmental Protection Agency regulations effective as of November 1, 2006 respecting the Property and an analysis of the possible existence of Radon in any of the Improvements;

(ii)                    A report regarding compliance of the Improvements with the Americans With Disabilities Act; and

(iii)                 A report, reasonably satisfactory to Purchaser and its counsel, from the Title Company or a reputable lien search company indicating that, with respect to the Property: (A) such company has reviewed appropriate recording files of financing statements, conditional sales contracts, chattel mortgages, lease agreements, notices of assignment of accounts receivable, factors, liens, trust receipts, and federal and state tax liens, and (B) that there are no

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monetary liens (including Uniform Commercial Code financing statements) of record with respect to the Property, other than those which Sellers have agreed will be discharged at Closing.

5.                       Title and Survey.

(a)                   Sellers shall obtain and deliver to Purchaser within five (5) Business Days after the Effective Date: (i) a binding commitment for owner’s policy of title insurance (under the ALTA 2006 form) to be issued by the Title Company (the “Title Commitment”), committing to insure Purchaser’s good and marketable fee simple title to the Land; (ii) true, correct and complete copies of all documents described in the Title Commitment; and (iii) the existing survey of Property (the “Existing Survey”). The Title Commitment shall: (a) be in an amount equal to the Purchase Price; and (b) name Purchaser as the proposed insured. On or prior to the date which is five (5) days prior to the expiration of the Due Diligence Period, Purchaser, at its option and its sole expense, may request such additional endorsements as Purchaser or, its lender(s) may reasonably request (the “Requested Endorsements”) and shall obtain from the Title Company in writing on or prior to the expiration of the Due Diligence Period a list of the Requested Endorsements the Title Company shall issue (the “Granted Endorsements”). The Title Policy (as defined herein) shall show no liens, mortgages, deeds of trust, security interests, pledges, charges, options, encroachments, easements, servitudes, covenants, leases, reservations or restrictions of any kind other than: (1) the lien of any mortgage or deed of trust executed by Purchaser in favor of Purchaser’s lender; (2) applicable zoning regulations and ordinances; (3) liens for taxes, assessments, and governmental charges not yet due and payable; (4) the exceptions which Purchaser elects to accept as described in Section 5(b) (the items described in the foregoing clauses (1) - (4) are collectively referred to herein as the “Permitted Exceptions”).

(b)                  Purchaser agrees to notify Sellers in writing (the “Title Objection Notice”) of any objections to: (i) any exceptions appearing in any Title Commitment; and (ii) the Existing Survey and any updates thereto, no later than ten (10) days prior to the expiration of the Due Diligence Period. Within five (5) days following the Title Objection Notice, Sellers shall notify Purchaser either that it will eliminate from the Title Policy (or bond over any exceptions which can be cured by the payment of money) all such exceptions to which Purchaser has objected prior to the Closing Date or specifying which of such exceptions it will not eliminate. If Sellers agree to cure all exceptions to which Purchaser has objected or if Purchaser subsequently elects to accept any such exceptions and continue this Agreement, Purchaser and Sellers shall initial a list of all such additional exceptions which Purchaser agrees to accept. If Sellers elect not to cure all exceptions to title to which Purchaser has properly objected, Purchaser may, at Purchaser’s sole discretion, by written notice delivered prior to the expiration of the Due Diligence Period, terminate this Agreement in its entirety.

(c)                   Sellers shall cooperate with Purchaser, at Purchaser’s sole cost, if Purchaser elects to obtain an update to the Existing Survey (the “Updated Survey”).

(d)                  Upon the Closing, Purchaser’s title to the Land shall be insured by an ALTA (2006) extended coverage owner’s policy of title insurance, reflecting the Updated Survey, if any, showing title vested in Purchaser as of the Closing Date, subject only to the Permitted

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Exceptions, including the Granted Endorsements, and issued by the Title Company with aggregate liability in the amount of the Purchase Price (collectively, the “Title Policy”).

6.                       Closing.

(a)                   Prior to or simultaneously with Purchaser’s deposit of the Initial Deposit, Purchaser and Sellers shall open an escrow account (the “Escrow”) with Land Title Guarantee Company, 108 South Frontage Road West, Suite 203, Vail, CO 81657 (the “Escrow Holder”) in connection with the deposit of the Initial Deposit and, at the times set forth in this Agreement, the First $50,000 Deposit, the Second $50,000 Deposit and the Final Deposit. This Agreement (including, without limitation, the provisions of Section 2), together with such further instructions, if any, as the parties shall provide to the Escrow Holder, shall constitute the escrow instructions to the Escrow Holder. If the parties give the Escrow Holder contradictory instructions, the Escrow Holder shall have the right at its election to file an action in interpleader requiring the parties to answer and litigate their several claims and rights among themselves, and the Escrow Holder is authorized to deposit with the clerk of court all documents and funds held in this Escrow. In the event such action is filed, the parties agree to pay the Escrow Holder’s cancellation charges and costs, expenses and reasonable attorney’s fees that the Escrow Holder is required to expend or incur in the interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court. Upon the filing of such an action, the Escrow Holder shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of Escrow.

(b)                  The purchase and sale of the Property is the sale of “reportable real estate” within the meaning of U.S. Treasury Regulations Section 1.6045-4 (the “Regulations”). The Escrow Holder is the “real estate reporting person” within the meaning of the Regulations and shall make all reports to the federal government as required by the Regulations.

(c)                   The purchase and sale contemplated herein shall close (the “Closing”) at the offices of Land Title Guarantee Company, 3033 East First Avenue, Suite 600 in Denver, Colorado on the date which is thirty (30) days following expiration of the Due Diligence Period (the “Closing Date”) or at such other time, date and place as Sellers and Purchaser may mutually agree. If the Closing does not occur by the Closing Date, this Agreement shall terminate; except that, (i) any money and documents in the Escrow shall be returned to the party depositing same; provided that the Initial and the Additional Deposit, and any interest earned thereon, shall be returned to Purchaser and/or Sellers, in accordance with the provisions of Sections 2 and 4 hereinbefore; (ii) Purchaser and Sellers shall each by responsible for one-half of any title or escrow cancellation fee; (iii) Purchaser shall remain obligated to observe the confidentiality provisions of Section 4(f) and any other provisions which by their express terms survive termination of this Agreement; and (iv) nothing herein contained is intended to relieve either party of liability arising as a result of a breach of this Agreement by such party. As used in this Agreement, the “Closing” or “Closing Date” means the date and time that one or more Special Warranty Deeds duly executed by CL&S and CL and otherwise sufficient to transfer and convey all of Seller’s right, title, interest, claim and estate in and to the Land are released from escrow by the Escrow Holder for recording in the Official Records of Eagle County, State of Colorado. Closing shall occur through the Escrow with Escrow Holder in accordance with the general

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provisions of the usual form of escrow agreement used by Escrow Holder in similar transactions to the extent not inconsistent herewith (with such special provisions inserted as may be required to conform with this Agreement). In the event of any inconsistency between such usual form of escrow agreement used by Escrow Holder in similar transactions and this Agreement, this Agreement shall govern and control in all respects.

7.                       Closing Costs.  Sellers and Purchaser shall each be responsible for one-half of any documentary transfer tax, retail sales tax, bulk sales tax, revenue tax or excise tax (and any surtax thereon) due in connection with the consummation of this transaction, including, but not limited to, any transfer fees or other payments required to be made to any homeowner’s association with jurisdiction upon any part of the Land, and fifty percent (50%) of all other escrow and closing costs; provided, however, that Purchaser shall pay for all costs relating to its loans, if any, and the recording of loan documents. Sellers shall pay the premium for the Title Policy and Purchaser shall pay the premium for any endorsements to the Title Policy and for the costs of the Updated Survey, if any. Purchaser and Sellers shall each pay fifty percent (50%) of all escrow costs. Each party shall bear the expense of its own counsel and other consultants.

8.                       Conditions Precedent To Purchaser’s Obligation to Close.

(a)                   Conditions.  It shall be an express precondition to Purchaser’s obligation to purchase the Property that each and every one of the following conditions shall have been satisfied as of the Closing Date (as the same may be waived by Purchaser).

(i)                       Subject to the provisions of Section 8(b) below, Sellers shall convey to Purchaser at Closing not less than all the Tangible Personal Property (subject to reasonable wear and tear and changes or turnover in inventory in the ordinary course of business at the Property) and Intangible Property identified pursuant to Section 4(k) will be transferred to Purchaser at Closing; and

(ii)                    Subject to the provisions of Section 8(b) below, no new claims or litigation have arisen respecting the Property or against Sellers or Manager involving the Property not identified pursuant to Section 4(k).

(iii)                 Subject to the provisions of Section 8(b) below, the Title Company shall be irrevocably committed to deliver the Title Policy to Purchaser in conformance with Section 5(d) hereof, subject only to the Permitted Exceptions.

(iv)                Each of the documents referred to in Section 9 hereof required to be delivered by Sellers shall have been fully executed and delivered to the Title Company, provided that the conveyance of property and the assignment and assumption of contracts referred to in Sections 9(b), 9(c), 9(e) and 9(f) shall be evaluated with reference to the provisions of Section 8(b) in the event that less than complete transfers and/or assignments occur.

(v)                   Purchaser shall have obtained the Liquor License Assignment Approvals or the Temporary Liquor License.

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(vi)                Subject to the provisions of Section 8(b) below, all governmental and third party consents necessary in order to consummate Closing shall have been obtained and all applicable waiting periods shall have expired.

(vii)             Subject to the provisions of Section 8(b) below, the PUD Guide shall have not been revoked or amended with respect to the Property and no change shall have occurred in the zoning and land use controls regarding the Property, except as has been approved by Purchaser in its sole and absolute discretion.

(viii)          There shall have been no Adverse Change or Adverse Changes, in the aggregate, resulting in Adverse Costs greater than the Adverse Limit, unless waived or deemed waived by Purchaser, as provided in Section 8(b) below.

(b)                  Adverse Change. If there is a failure of or change to any of Sellers’ representations, warranties, covenants or obligations under this Agreement from and after the expiration of the Due Diligence Period (an “Adverse Change”) which Adverse Change continues through the Closing Date, then the following provisions shall apply.

(i)                       If the amount of damages suffered by Purchaser and/or actual or potential adverse effect on the value of the Property and/or the operation of the businesses conducted by Sellers on the Property (on a cumulative basis) by reason of an Adverse Change (the “Adverse Costs”) does not exceed the Fifty Thousand and No/100 Dollars ($50,000.00) (the “Threshold Amount”), Purchaser shall be deemed to have waived such Adverse Change and Purchaser and Sellers shall continue to be obligated to close the acquisition contemplated by this Agreement.

(ii)                    If the amount of Purchaser’s Damages exceeds the Threshold Amount but is less than One Million and No/100 Dollars ($1,000,000.00) (the “Adverse Limit”), the Purchase Price shall be reduced by the amount of the Adverse Costs and Purchaser and Sellers shall continue to be obligated to close the acquisition as otherwise contemplated by this Agreement.

(iii)                 If the amount of the Adverse Costs is equal to or greater than the Adverse Limit, this Agreement shall terminate and the provisions of Section 20(b) shall apply, unless Purchaser waives the amount of Adverse Costs in excess of the amount of the Adverse Limit, in which case the Purchase Price shall be reduced by the amount of the Adverse Costs (not to exceed the amount of the Adverse Limit) and Purchaser and Sellers shall continue to be obligated to close the acquisition as otherwise contemplated by this Agreement.

(iv)                In no event shall any Adverse Change be deemed to be or be construed as a Seller default hereunder unless and until the aggregate Adverse Costs resulting from such Adverse Change equal or exceed the Adverse Limit. Purchaser acknowledges and agrees that if Purchaser closes the transactions contemplated hereby pursuant to the provisions of this Section 8(a), Purchaser shall be deemed to have waived

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any pre-Closing breach or failure of any of Sellers representations, warranties or covenants set forth in this Agreement.

(v)                   Adverse Costs, if any, shall be reasonably determined by Purchaser and Seller. In the event of any disagreement between the parties as to the amount or existence of any Adverse Costs, then, upon the written request of either party, such dispute shall be resolved by binding arbitration pursuant to the provisions set forth in Exhibit “R” attached hereto.

9.                       Sellers’ Closing Documents.  On or before Closing, Sellers shall deliver or cause to be delivered to Purchaser or Escrow Holder, as appropriate, the following (“Sellers’ Closing Documents”):

(a)                   Such Special Warranty Deeds in the form attached hereto as Exhibit “H” as shall be required to convey all of the Land, buildings, fixtures and Appurtenances to Purchaser subject only to the Permitted Exceptions (collectively, the “Deeds”) duly executed and acknowledged by CL&S and CL, as applicable;

(b)                  A Bill of Sale (the “Bill of Sale”) to the Personal Property, in the form of Exhibit “I” attached hereto duly executed by each one of Sellers that owns any of the Personal Property, conveying all of the Personal Property to Purchaser;

(c)                   An Assignment and Assumption of the Intangible Property (the “Intangible Property Assignment”), in the form of Exhibit “J” attached hereto duly executed by each one of Sellers that owns any of the Intangible Property, conveying all of the Intangible Property to Purchaser;

(d)                  An affidavit from each of Sellers that satisfies the requirements of Section 1445 of the Code, as amended (the “Affidavit”);

(e)                   An Assignment and Assumption of Equipment Leases (the “Equipment Lease Assignment”) in the form attached hereto as Exhibit “K”, and duly executed by CHO;

(f)                       An Assignment and Assumption of Service Contracts (the “Service Contract Assignment”) in the form attached hereto as Exhibit “L”, and duly executed by CHO;

(g)                  An Assignment and Assumption of Tenant Leases (the “Tenant Leases Assignment”) in the form attached hereto as Exhibit “M”, and duly executed by CHO;

(h)                  A Certificate duly executed by Sellers pursuant to which Sellers remake their representatives and warranties under this Agreement, subject to modification in the event of any Adverse Change, as of the Closing Date;

(i)                      An Assignment and Assumption of the Amended and Restated Club Access and Use Agreement (the “Club Member Access Assignment”) in the form attached hereto as Exhibit “N”, and duly executed by CL&S;

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(j)                      An Assignment and Assumption of the Lodge Access and Use Easement Agreement (the “Lodge Assignment”) in the form attached hereto as Exhibit “O”, and duly executed by CL&S;

(k)                   An Assignment and Assumption of the Signature Golf Memberships Letter Agreement (the “Golf Memberships Option Assignment”) in the form attached hereto as Exhibit “P”, and duly executed by CL, CL&S and CHO;

(l)                      If required under Section 16(c) of this Agreement, an Assignment and Assumption of the Management Agreement (the “Management Agreement Assignment”) in substantially the form attached hereto as Exhibit “Q”, and duly executed by CHO and Manager;

(m)                Evidence of compliance with the Sales Tax Laws of the State of Colorado;

(n)                  Assignment and assumption agreements, as reasonably necessary, for each of the Operational Agreements set forth on Exhibit “C” and, if not waived or deemed waived at the end of the Due Diligence Period, the Revised Sales Center Agreement, in form and substance reasonably acceptable to Sellers and Purchaser (collectively, the “Operational Assignments”);

(o)                  A Termination Agreement terminating the Master Lease and all other Sellers’ Agreements;

(p)                  Original titles to any motor vehicles conveyed to Purchaser as part of the Personal Property or other instruments sufficient to convey such vehicles to Purchaser in accordance with Colorado law; and

(q)                  Such other documents and conveyances as are reasonably and customarily required to consummate the transaction envisioned by this Agreement (including, without limitation, original notes as may be necessary in order to discharge Seller’s existing financing on the Property).

10.                Conditions Precedent to Seller’s Obligation to Close.

It shall be an express precondition to Sellers’ obligation to convey the Property that each and every one of the following conditions shall have been satisfied as of the Closing Date (or waived by Sellers).

(a)                   Representations and Warranties.  There shall be no material breach of Purchaser’s representations, warranties, covenants or agreements hereunder.

(b)                  Purchase Price.  Purchaser shall have delivered the Purchase Price to the Title Company not later than one (1) Business Day prior to the Closing Date.

(c)                   Closing Documents.  Each of the documents referred to in Section 11 hereof required to be delivered by Purchaser shall have been fully executed and delivered to the Title Company, and Purchaser shall have expressly assumed all of the obligations set forth in each of

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the Assignments required hereunder, including, but not limited to, its obligation to assume all Equipment Leases.

The contingencies in this Section 10 are solely for the Sellers’ benefit. Sellers shall have the right at any time to waive any of the contingencies in this Section 10. If the contingencies in this Section 10 are not fully and completely satisfied by the Closing Date unless Sellers elect in writing to waive any unsatisfied contingency, Sellers shall have the right to terminate this Agreement and retain the Deposit, and the parties shall have no further obligations hereunder, except as otherwise expressly provided herein.

11.                Purchaser’s Closing Documents.  On or before the Closing, Purchaser shall deliver to Sellers or Escrow Holder, as appropriate, the following (“Purchaser’s Closing Documents”), in form and substance reasonably acceptable to Sellers:

(a)                   The Purchase Price, after crediting the Deposit and all interest earned thereon less any amounts paid pursuant to a Reimbursement Request, and after all adjustments and prorations computed in accordance with this Agreement;

(b)                  Each of the Equipment Lease Assignment, the Service Contract Assignment and the Tenant Leases Assignment, the Lodge Assignment, the Golf Memberships Option Assignment, the Management Agreement Assignment (if required under Section 16(c)), and the Operational Assignments duly executed by Purchaser;

(c)                   A Purchaser’s Certificate pursuant to which Purchaser remakes its representatives and warranties under this Agreement as of the Closing Date;

(d)                  Each of the Bill of Sale and the Intangible Property Assignment duly executed by Purchaser;

(e)                   The Club Member Access Assignment; and

(f)                     Such other documents and conveyances as are reasonably and customarily required to consummate the transaction contemplated hereunder.

12.                Prorations, Closing Adjustments and Post-Closing Settlement.

(a)                   Real and personal property tax bills and assessments (based on 100% of the most current tax bills), including fees and similar charges payable on an annual basis, and and water and sewer charges, shall be prorated between Purchaser and Sellers as of the Cut-Off Time.

(b)                  Normal closing adjustments in connection with the sale of an ongoing hotel business enterprise, with respect to those items which are customarily apportioned in connection with sales of similar real property in Colorado shall be made between Sellers and Purchaser, said adjustments to be made and apportioned as of the Cut-Off Time and shall include, but not be limited to:

(i)                       rents, if any;

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(ii)       telephone rental charges; and

(iii)      Tenant Leases, Service Contracts and Equipment Leases.

(c)       The following items are Sellers’ expenses and are not to be apportioned at Closing: electricity, gas, telephone and other public utilities (except water and sewer which shall be prorated in accordance with Section 12(a)), it being agreed that all such accounts in Sellers’ names shall be terminated as of the Closing Date and shall be paid in full by Sellers. Purchaser acknowledges that from and after the Closing Date, Purchaser shall be responsible for establishing utility accounts in its name.

(d)      (i)        As used herein, the term “Sellers Credit” shall mean and include the sum of (A) any and all assets consisting of prepaid expenses of the Property as of the Cut-Off Time, but excluding therefrom in their entirety, utility deposits (which shall belong to Sellers), all insurance policies and prepaid premiums on policies not assumed by Purchaser from and after the Cut-Off Time (which shall belong to Sellers), (B) all guest room, food, beverage and other charges (including, without limitation, telephone and other items charged to transient guests, parking charges, revenues arising from telephone booths, coin-operated laundry equipment, vending machines and games, check rooms, and any and all other charges and revenues relating to goods and services provided by Sellers) owing to Sellers for services rendered and any payments due or payable or credits receivable with respect to the operation of the Property for any period prior to Cut-Off Time, (C) Sellers’ costs (book value) for the Credit Inventory, and (D) Accounts Receivable for the period prior to the Cut-Off Time as such sum shall be reasonably calculated by Seller; provided, however, that any items which are past due for greater than 120 days (“Sellers Accounts Receivable”) shall not be included in the Accounts Receivable credit and that Sellers shall remain entitled to receipt of such Accounts Receivable items past due for more than 120 days and shall have the right to prosecute their collection after the Closing. Any Sellers Accounts Receivable received by Purchaser after the Closing shall be promptly paid to Sellers by Purchaser. Any Accounts Receivable included in the Sellers Credit at Closing which, ninety (90) days after the Closing Date, are 120 days or more outstanding shall be repaid to Purchaser by Sellers within twenty (20) days following the ninety (90) day cutoff date. Any Accounts Receivable payments received by Purchaser after Closing shall be attributed in order of priority from the earliest to the most current unpaid invoice(s). Room charges for the night on which the Cut-Off Time occurs shall be considered to relate to the period prior to the Cut-Off Time.

(ii)       As used herein, the term “Purchaser Credit” shall mean and include “(A) any and all liabilities, including, without limitation, advance deposits and payments, consisting of payments received by or on behalf of Sellers or

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any agent of Sellers or otherwise accruing to or for the benefit of Sellers prior to the Cut-Off Time to the extent the goods or services due in respect thereof are to be sold, rendered or performed on or after the Closing Date; and (B) any unfunded obligations in respect of any “Employee Plan” (as hereinafter defined) as of the Cut-Off Time.

As used herein, the term as of the “Cut-Off Time” shall mean 11:59 p.m. on the calendar day preceding the Closing Date.

(e)       The Purchase Price shall be adjusted as follows as of the Closing: (i) The Purchase Price shall be reduced by the Purchaser Credit and (ii) the Purchase Price shall be increased by the Sellers Credit. The Sellers Credit and the Purchaser Credit shall be calculated in accordance with Sections 12(h) and (i) below.

(f)        The items to be prorated between Sellers and Purchaser shall include all items of income and expense of the Property, including all revenue and all operating expenses, and employee expenses (including salary and wages, bonuses, sick pay, accrued vacation pay and other employee benefits), which shall be prorated as of the Cut-Off Time except as otherwise specifically provided herein. Any amounts due to any entity owned, controlled by, or under common control with or otherwise affiliated with Sellers shall be retained by Sellers, shall be considered one of the “Retained Liabilities”, and shall not be prorated in accordance with the provisions of this Section 12 and Sellers shall retain and be solely responsible for any and all liability thereunder.

(g)       Except as expressly set forth herein or in the Purchaser’s Closing Documents, Purchaser shall not be responsible for any liabilities or obligations arising from or in respect of the Property which exist on or as of the Closing Date or otherwise assume any liability for or in respect of any of the Retained Liabilities. Sellers shall be responsible for and shall pay all other expenses and liabilities incurred in connection with the ownership and operation of the Property prior to the Closing Date.

(h)       Not less than five (5) Business Days prior to the Closing Date, Sellers and Purchaser shall jointly prepare, with the assistance of Manager, a preliminary calculation (the “Preliminary Statement”) of the prorations and adjustments to be made between Purchaser, on one hand, and Sellers, on the other hand, in the form of an adjustment of the Purchase Price at Closing, including the calculation of the Sellers Credit, together with such backup information and materials as Purchaser shall request. Such Preliminary Statement shall be estimated based upon operating results of the Property as of 11:59 p.m. on the last day of the month preceding the Closing Date, except and to the extent Sellers have more current data available. At the Closing, all such prorations and adjustments shall be based upon the Preliminary Statement.

(i)        Within ninety (90) days following Closing, Purchaser shall prepare a proposed final determination of the items of proration and adjustment pursuant to this Agreement (the “Final Statement”) based on the results of operations (including receipt of payments of any Accounts Receivable for which Seller received a credit at Closing) as of the Cut-Off Time. Within thirty (30) days after receipt of the Final Statement, Sellers may provide Purchaser a written notice indicating that it disagrees with any item on the proposed Final Statement. If

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Sellers do not provide such notice within such thirty (30) day period, Sellers shall be deemed to have accepted the proposed Final Statement. In the event that Sellers provide timely notice that they disagree with any item on the proposed Final Statement, the parties shall meet and in good-faith attempt to resolve such disagreement. If the parties do not reach an agreement regarding the Final Statement within thirty (30) days after Sellers provide such notice of disagreement, either party may submit the dispute to binding arbitration with a single arbitrator pursuant to the procedures described in Exhibit “R.” Notwithstanding the foregoing, if the 2006 real property tax bills for the Property are not issued on or prior to the date which is ninety (90) days after the Closing, then Sellers and Purchaser shall re-prorate the real property taxes within twenty (20) days after receipt of the 2006 real property tax bills based upon the actual taxes set forth therein.

(j)        Notwithstanding anything to the contrary set forth in this Agreement, Purchaser is not and shall not assume or otherwise be liable for or in respect of the Workers’ Compensation Insurance liability of Sellers and Sellers shall be solely responsible for adjustment and payment of all claims for compensation in connection with such insurance and shall retain any and all rebates, reimbursements or other payments due from the insurer in connection with such policies.

(k)       Within one (1) Business Day after Closing, Sellers shall deliver to Purchaser or make available at the Property, to the extent within Sellers’ possession or control and in existence, originals or copies of the Grouse on the Green Lease, Operational Agreements and Service Contracts, lease files, warranties, guaranties, operating manuals, keys to the property and Seller’s books and records (other than proprietary information) (collectively, “Sellers’ Property-Related Files and Records”) regarding the Property. Purchaser agrees, for a period of not less than five (5) years after the Closing (the “Records Hold Period”), to (i) provide and allow Sellers reasonable access to Sellers’ Property-Related Files and Records for purposes of inspection and copying thereof, and (ii) reasonably maintain and preserve Sellers’ Property-Related Files and Records. If at any time after the Records Hold Period, Purchaser desires to dispose of Sellers’ Property-Related Files and Records, Purchaser must first provide Sellers prior written notice (the “Records Disposal Notice”). Sellers shall have a period of 30 days after receipt of the Records Disposal Notice to enter the Property (or such other location that such records are then stored) and remove or copy those of Sellers’ Property-Related Files and Records that Sellers desire to retain. Purchaser agrees (A) to include the covenants of this Section pertaining to Sellers’ Property-Related Files and Records in any management contract for the Property (and to bind the manager thereunder to such covenants), and (B) to bind any future purchaser of the Property to the covenants of this Section pertaining to Sellers’ Property-Related Files and Records. Purchaser shall indemnify, hold harmless and, if requested by Sellers (in Sellers’ sole discretion), defend (with counsel approved by Sellers) Sellers from and against any and all claims, costs, damages, losses and expenses (including reasonable attorneys’ fees) arising from or related to Purchaser’s failure to comply with the provisions of this Section.

(l)        Purchaser and Seller acknowledge and agree that certain fees payable under the Management Agreement are on an accrual basis and that they shall determine the method of allocating and prorating such fees during the Due Diligence Period and such allocations and prorations shall be included in the terms of the Management Agreement Assignment. Seller will remain responsible for any accrual payments and/or obligations under the Management Agreement accrued as of the Cut-Off Time. Cash and bank accounts owned by Seller and used

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in the operation of the Property or held by Manager for the account of Seller shall belong to Seller and shall either be paid to Seller or credited to Seller at Closing, as determined by Seller.

13.      Seller’s Representations and Warranties.   Subject to the limitations of liability set forth in Sections 8, 20 and 38 of this Agreement, Sellers hereby represent and warrant to Purchaser that the following are true and correct as of the date hereof. All covenants, representations and warranties of Sellers under this Agreement shall be joint and several. The phrase “to Sellers’ knowledge” shall mean to the actual current knowledge of Harry Rosenthal without any duty of inquiry. No representation or warranty contained herein shall be deemed to be breached unless and to the extent all breaches of Sellers’ representations and warranties taken cumulatively, have an actual or potential adverse effect on the value of the Property and/or the operation of the businesses conducted by Sellers on the Property in excess of Fifty Thousand and No/100 Dollars ($50,000.00).

(a)       Good Standing.   CHH, CL&S and CL are limited liability companies duly organized, validly existing and in good standing under the laws of State of Delaware, and are qualified and in good standing in the State of Colorado. CHO is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware, and is qualified and in good standing in the State of Colorado.

(b)       Due Authorization; No Violations.   Subject to the approvals required under Section 41 of this Agreement: (a) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all requisite limited liability company action or corporate action of CHH, CL&S, CHO and CL (which action has not been modified or rescinded, and is in full force and effect); (b) this Agreement constitutes the valid and binding obligation of the Sellers, enforceable against the Sellers and other documents to be executed and delivered by Sellers in accordance with its terms; and (c) the execution, delivery and performance of this Agreement by Sellers and other documents to be executed and delivered by Sellers in connection with the transactions contemplated hereby do not and will not (i) require any consent or approval of any of its constituent parties or any other person that has not been obtained or (ii) to Sellers’ knowledge, violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its organizational documents or (iii) contravene or result in any breach of, or constitute any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or, to Sellers’ knowledge, other agreement or instrument to which any of the Sellers is a party, or by which any of them may be bound or affected.

(c)       Leases.   To Sellers’ knowledge, except for the Grouse on the Green Lease, there are no leases, rental agreements, concessions or other agreements, written or oral, with respect to occupancy or use of the Land or any part of the Improvements by third parties that will survive Closing.

(d)       Service Contracts.   To Sellers’ knowledge, except as set forth on Exhibit “C” (with respect to Service Contracts) or Exhibit “D” (with respect to Equipment Leases), and except for the Management Agreement described in Section 16(c) herein, there are no Service

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Contracts, Equipment Leases or other management, service or maintenance contracts relating to any part of the Land. To Sellers’ knowledge, each of the Service Contracts and Equipment Leases are valid and in full force and effect (except as set forth in Exhibits “C” and “D” to this Agreement or otherwise disclosed in writing by Sellers to Purchaser prior to the end of the Due Diligence Period). True and complete copies of all of the foregoing, including all amendments and modifications thereto, have heretofore been delivered or made available to Purchaser.

(e)       Hazardous Wastes.   Sellers have made available to Purchaser true and complete copies of those documents (the “Environmental Documents”) identified on Exhibit “S” attached hereto. Sellers make no representations or warranties whatsoever as to the accuracy of the information in the Environmental Documents (including, without limitation, whether the Environmental Documents are complete with regard to identifying, characterizing the extent of or remediation of Hazardous Substances at each Property) or as to the environmental condition of the Property or the compliance thereof with Environmental Laws, but to Sellers’ knowledge, there are no violations of any Environmental Laws and Sellers have not received any written notices from any person alleging or asserting that Hazardous Substances or any underground storage tanks exist on the Property other than those described in the Environmental Documents. Purchaser acknowledges that it shall hire an environmental consultant and counsel to make an independent analysis of information in the Environmental Documents and to make an independent inspection of the Property with respect to environmental conditions. Except as expressly set forth herein, Sellers make no representation or warranty whatsoever with respect to the presence or absence of Hazardous Substances located on or under, emanating from or affecting the Property or its compliance with, or violation of, any Environmental Laws. As used herein, “Environmental Laws” shall mean all federal, state and local laws, statues, rules, codes, ordinances, regulations, orders, judgments, decrees, binding and enforceable guidelines, policies or common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment in each case, to the extent binding, relating to the environment, the protection of health or Hazardous Substances, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 USC §9601 et seq.; the Resource Conservation and Recovery Act, 42 USC §6901 et seq.; the Federal Water Pollution Control Act, 33 USC §1251 et seq.; the Toxic Substances Control Act, 15 USC §2601 et seq.; the Clean Air Act, 42 USC §7401 et seq.; the Safe Drinking Water Act, 42 USC §3803 et seq.; the Oil Pollution Act of 1990, 33 USC §2701 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 USC §11001 et seq.; the Hazardous Material Transportation Act, 49 USC §1801 et seq.; and the Occupational Safety and Health Act, 29 USC §651 et seq. (to the extent it regulates occupational exposure to Hazardous Substances); any state, local or foreign counterparts or equivalents, in each case as amended from time to time. As used herein, “Hazardous Substances” shall mean (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable law or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” “pollutants,” “contaminants” or other similar term intended to define, list or classify a substance by reason of such substance’s ignitability, corrosively, reactivity, carcinogenicity, reproductive toxicity or “EP toxicity”, (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (c) any flammable substances or explosives or any

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radioactive materials, (d) asbestos in any form, (e) polychlorinated biphenyls, (f) mold, mycotoxins or microbial matter (naturally occurring or otherwise) and (g) infectious waste.

(f)        Litigation.   To Sellers’ knowledge, there are no actions, suits, arbitrations, governmental investigations or other proceedings pending or threatened against any of Sellers or Manager or affecting the Property before any court, arbitrator or governmental authority which would (a) have a material adverse effect, or (b) materially impair Sellers’ ability to enter into or perform this Agreement, including (without limitation) any pending or threatened action or proceeding to condemn all or any portion of the Property.

(g)       Notice of Violation.   To Sellers’ knowledge, none of Sellers have received any written notices or citations relating to outstanding alleged violations relating to the Property from any applicable governmental authorities.

(h)       Personal Property.   CHH, CHO, CL and/or CL&S have good and marketable title to the Personal Property and the Intangible Property, free and clear of all conditional bills of sale, chattel mortgages, security agreements or financing statements or other liens or security interests of any kind (except in connection with any financing which is to be paid off at Closing). Neither CHH, CHO, CL nor CL&S have sold, transferred, assigned or otherwise disposed of any or all of its respective right, title, interest, claim or estate in or under the Service Contracts, the Equipment Leases, the Personal Property and the Intangible Property, provided the same may have been pledged to secure loans, which pledges will be released at Closing.

(i)        Non-Foreign Status.   None of Sellers is a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code.

(j)        Employee Plans.   None of CHH, CHO, CL&S or CL maintain, sponsor, participate in, or contribute to, and never has maintained, sponsored, participated in or been required to contribute to (i) any plan subject to Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 412 of the Code or (ii) any multiemployer plan (within the meaning of section 3(37) of ERISA). None of the Employee Plans provide, or reflect or represent any liability to provide, life insurance, medical or other employee benefits to any employee upon his or her retirement or other termination of employment for any reason, except as may be required by COBRA or similar state law, and Sellers have not represented, promised or contracted (whether orally or in writing) to any employee (either individually or to employees as a group) or any other person that such employee(s) or other person would be provided life insurance, medical or other employee welfare benefits upon retirement or termination of employment, except to the extent required by statute.

(k)       Employees.   None of CHH, CHO, CL&S or CL have employees, nor have they received written notice or other written communication concerning or asserting any violation of the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local law, and Sellers shall send, in a timely manner, any and all notices required under the WARN Act or any similar sate or local law as shall be required in connection with the consummation of the transactions contemplated by this Agreement.

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(l)        Data.   To Sellers’ actual knowledge, all of the Data delivered to Purchaser pursuant to Section 4(a), and all other documents delivered to Purchaser by or on behalf of Seller, are true, correct and complete copies of what they purport to be.

(m)      Operating Statements.   The operating statements for 2005 and 2006 furnished to Purchaser in connection with or pursuant to this Agreement (a) are materially complete, and (b) fairly present the financial condition and results of operation of the business conducted on the Property for the periods shown.

14.      Purchaser’s Representations and Warranties.   Purchaser hereby warrants and represents to Sellers that the following are true and correct as of the date hereof.

(a)       Good Standing.   Purchaser is a corporation organized, validly existing and in good standing under the laws of Delaware, and authorized to do business in the State of Colorado. Purchaser and each of its nominees or assignees hereunder shall, as of the Closing Date, be organized, validly existing and in good standing under the laws of the jurisdiction of their formation, and as of the Closing Date, each such nominee or assignee shall be qualified to do business in the state where the Property acquired by it is located.

(b)       Due Authorization.

(i)        The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all requisite limited liability company action of Purchaser (which action has not been modified or rescinded, and is in full force and effect). This Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

(ii)       The execution, delivery and performance of this Agreement by Purchaser and all instruments and other documents to be executed and delivered by Purchaser in connection with the transactions contemplated hereby do not and will not (i) require any consent or approval of any of its constituent parties or any other person that has not been obtained or (ii) to Purchaser’s knowledge, violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its organizational documents or (iii) contravene or result in any breach of or constitute any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or, to Purchaser’s knowledge, other agreement or instrument to which it is a party, or by which it may be bound or affected, except to the extent that any such failure to obtain such consent or approval, any such violation or any such contravention or breach would not have a material adverse effect on its ability to perform its obligations under this Agreement.

(c)       Litigation.   To Purchaser’s knowledge, there are no actions, suits, arbitrations, proceedings, governmental investigations or other proceedings that are pending against

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Purchaser that would materially and adversely affect its ability to enter into, or perform its obligations under, this Agreement.

(d)       Money Laundering.

(i)        None of Purchaser or, to Purchaser’s actual knowledge, its partners, investors or shareholders or any of their respective affiliates, is in violation of any Anti-Money Laundering and Anti-Terrorism Laws.

(ii)       None of Purchaser or, to Purchaser’s actual knowledge, its partners, investors or shareholders or any of their respective affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including, without limitation, those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(iii)      None of Purchaser or, to Purchaser’s actual knowledge, its partners, investors or shareholders or any of their respective affiliates, in any capacity in connection with the purchase of Property (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) deals in, or otherwise engages in any transaction relating to, the Property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

(iv)      Purchaser understands and acknowledges that Sellers may become subject to further anti-money laundering regulations, and agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Seller, for the purpose of: (i) carrying out due diligence as may be required by applicable law to establish Purchaser’s identity and source of funds; (ii) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (iii) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to Purchaser.

(v)       Neither Purchaser, nor, to Purchaser’s actual knowledge, any person controlling or controlled by Purchaser, is a country, territory, individual or entity named on a Government List, and, to Purchaser’s actual knowledge, the monies used in connection with this Agreement and amounts committed with respect thereto were not and are not derived from any

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activities that contravene any applicable anti-money laundering or anti bribery laws and regulations (including, without limitation, funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under 18 USC §1956(c)(7)).

(e)       Employee Plans.   Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.

(f)        Disclaimers.

(i)        PURCHASER ACKNOWLEDGES THAT IT HAS HAD (OR DURING THE DUE DILIGENCE PERIOD WILL HAVE) TIME TO INSPECT, EXAMINE AND INVESTIGATE THE PROPERTY AND TO REVIEW THE DUE DILIGENCE DATA RELATING THERETO. PURCHASER AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLERS CONTAINED HEREIN AND IN THE CLOSING DOCUMENTS, PURCHASER IS RELYING SOLELY ON ITS OWN INSPECTIONS, EXAMINATIONS AND INVESTIGATIONS IN MAKING THE DECISION TO PURCHASE THE PROPERTY.

(ii)       PURCHASER IS PURCHASING THE PROPERTY IN ITS “AS IS” CONDITION “WITH ALL FAULTS” AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY FROM OR ON BEHALF OF SELLERS EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN, SELLERS HAVE NOT, DO NOT AND WILL NOT MAKE ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES, OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES, ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE OR UTILITY SYSTEMS, FACILITIES OR APPLIANCES ON THE PROPERTY OR ANY PORTION THEREOF, (II) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF SOILS OR GROUND WATER AT OR UNDER THE LAND, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF ANY UTILITY SERVING THE PROPERTY, (IV) THE PROPERTY TAXES NOW OR HEREAFTER PAYABLE ON THE PROPERTY OR THE VALUATION OF THE PROPERTY FOR

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PROPERTY TAX PURPOSES, (V) THE DEVELOPMENT POTENTIAL OF THE PROPERTY OR THE HABITABILITY, MERCHANTABILITY OR FITNESS, SUITABILITY OR ADEQUACY OF THE PROPERTY OR ANY PORTION THEREOF FOR ANY PARTICULAR USE OR PURPOSE, (VI) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY, (VII) THE COMPLIANCE BY THE PROPERTY OR OF THE BUSINESS CONDUCTED THEREON, OR ANY PORTION THEREOF, WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS OR RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VIII) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY MANNER TO THE PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY OR THE NATURE, STATUS AND EXTENT OF ANY LEASE, ENCUMBRANCE OR OTHER MATTER AFFECTING TITLE TO THE PROPERTY, OR (X) THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ITS COMPLIANCE WITH ENVIRONMENTAL LAWS AND THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES. PURCHASER ACKNOWLEDGES THAT THIS SECTION WAS A NEGOTIATED PART OF THIS AGREEMENT AND SERVES AS AN ESSENTIAL COMPONENT OF CONSIDERATION FOR THE SAME. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES SPECIFICALLY ACKNOWLEDGE THAT PURCHASER HAS HAD, AND, DURING THE DUE DILIGENCE PERIOD, SHALL HAVE, AN OPPORTUNITY TO FULLY INSPECT THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL CONDITION OF THE REAL PROPERTY AND THE PERSONAL PROPERTY (INCLUDING ALL ENVIRONMENTAL CONCERNS), AND THE PURCHASE PRICE HAS BEEN NEGOTIATED TO ELIMINATE ALL CLAIMS, WHETHER KNOWN OR UNKNOWN, RELATING TO THE CONDITION OF THE PROPERTY AND ALL ASPECTS AND ATTRIBUTES THEREOF, INCLUDING, WITHOUT LIMITATION, ALL ENVIRONMENTAL MATTERS. CONSEQUENTLY, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT TO THE CONTRARY, THIS CLAUSE BARS ALL CLAIMS, WHETHER OR NOT PRESENTLY KNOWN, BROUGHT BY PURCHASER CONCERNING THE CONDITION OF THE PROPERTY AND ALL ASPECTS AND ATTRIBUTES THEREOF, SPECIFICALLY INCLUDING, WITHOUT LIMITATION, ALL CLAIMS PURSUANT TO THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, ANY OTHER FEDERAL, STATE OR LOCAL ENVIRONMENTAL LAW, RULE OR REGULATION OR OTHERWISE.

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NOTWITHSTANDING THE PARTIES’ INTENT THAT ALL SUCH CLAIMS BE BARRED, SHOULD A COURT OF COMPETENT JURISDICTION DEEM OTHERWISE, THE PRESENCE OF THIS SECTION IS INTENDED BY THE PARTIES TO SERVE, AND SHALL SERVE, AS THE OVERWHELMING, PRIMARY FACTOR IN ANY EQUITABLE APPORTIONMENT OF DAMAGES UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, AS AMENDED, AS WELL AS ANY OTHER FEDERAL, STATE OR LOCAL ENVIRONMENTAL LAW, RULE OR REGULATION OR OTHERWISE.

(iii)      PURCHASER ACKNOWLEDGES THAT SELLERS SHALL NOT BE LIABLE TO PURCHASER FOR ANY PROSPECTIVE OR SPECULATIVE PROFITS, OR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON CONTRACT, TORT OR NEGLIGENCE OR IN ANY OTHER MANNER ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

15.      Conduct of Business; Guest Baggage; Safe Deposit Boxes.

(a)       During the period from the Effective Date until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement, Sellers shall operate and maintain the Property in the ordinary course of business consistent with the past practices of Seller, including prompt repair and replacement of all unserviceable worn or damaged property (including, without limitation, all Improvements and Personal Property). At all times prior to the Closing Date, Sellers shall maintain insurance coverage for the Property consistent with past practice and shall not, without the prior written consent or other due authorization or approval of Purchaser, make any modifications or alterations to the Property with an estimated cost in excess of $50,000.00. Sellers shall not sell, transfer, assign or dispose of any of the Property (other than in the ordinary course of business) or enter into any tenant lease (other than in the ordinary course of business including, but not limited to, rental agreements for any space on the Property) or enter into any agreement for the use of facilities at the Property (other than in the ordinary course of business) between the Effective Date and the Closing Date without Purchaser’s prior written approval, which approval shall not be unreasonably withheld. Sellers shall not modify, extend, renew, cancel, terminate, rescind or surrender any agreement or contract respecting the Property or consent to any zoning changes, or sell, transfer, assign, dispose of, or consent to the utilization of, any development rights, if any, for the Property, or modify or amend or consent to any modification or amendment of the certificate of occupancy for any Improvement without the prior written consent of Seller, except in the ordinary course of business. Sellers shall maintain the books and records respecting the Property in the usual and ordinary manner, on a basis consistent with prior years and endeavor to comply with all governmental laws, ordinances and regulations applicable to Seller, the Property and the conduct of the operation of the businesses on the Property, and perform all of Sellers’ obligations without default.

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(b)       Sellers shall furnish to Purchaser, not later than ten (10) days before the end of the Due Diligence Period, Sellers’ most recent operating and financial statements regarding the operation of the businesses on the Property and lists of accounts receivable in each case when the same are prepared (and keep Purchaser informed upon inquiry on a reasonable basis as to the business operations).

(c)       Prior to the expiration of the Due Diligence Period, Seller shall have the right to entertain and review any back-up offers related to the sale of the Property; provided, however, that Seller shall not: (i) actively solicit or negotiate such offers; or (ii) permit any prospective third-party purchasers access to the Property. Sellers shall cause any back-up offeree to enter into a confidentiality agreement.

(d)       Any baggage or other property of departed guests held by CHO shall remain at the Lodge and Spa at Cordillera in the custody of the general manager of the Lodge and Spa at Cordillera (the “General Manager”) for a period not to exceed ninety (90) days after the Cut-Off Time. After such period, all such baggage or property will, at the option of Sellers, be removed by Sellers or abandoned by Sellers, and Purchaser may dispose of such baggage in any manner deemed appropriate by Purchaser in its sole and absolute discretion. Sellers hereby agree to indemnify, defend and hold Purchaser harmless against all claims, losses and liabilities that Purchaser may suffer, sustain or incur in connection with baggage or other property left at the Lodge and Spa at Cordillera by departed guests prior to the Cut-Off Time, except that Purchaser shall be responsible for holding for said period such baggage and other property of departed guests as have been placed into the General Manager’s custody as of the Cut-Off Time. All baggage of guests who are still in the Lodge and Spa at Cordillera as of the Cut-Off Time which has been checked with or left in the care of CHO shall be inventoried jointly by CHO and Purchaser. Purchaser agrees to indemnify, defend and hold Sellers harmless against all claims, losses or liabilities that Sellers may suffer, sustain or incur with respect to such inventoried baggage arising out of acts or omissions of Purchaser after the Cut-Off Time. Sellers agree to indemnify, defend and hold Purchaser harmless against all claims, losses or liabilities that Purchaser may suffer, sustain or incur with respect to such inventoried baggage arising out of the acts or omissions of Sellers prior to the Cut-Off Time and all claims with respect to baggage or other property allegedly left at the Lodge and Spa at Cordillera prior to the Cut-Off Time but not so tagged and inventoried.

(e)       Not later than five (5) days prior to the Cut-Off Time, CHO shall send, or cause the General Manager to send, written notice to guests or other persons who have safe deposit boxes at the Lodge and Spa at Cordillera advising of the sale of the Lodge and Spa at Cordillera and requesting verification or removal of the contents within five (5) days. The safe deposit boxes of guests or other persons that have not responded to said written notice as of the Cut-Off Time shall be opened only in the presence of the General Manager and representatives of both Sellers and Purchaser. The contents of all boxes opened as aforesaid shall be listed at the time such boxes are opened and each such list shall be signed by or on behalf of the General Manager, and Purchaser shall not be liable or responsible for any items claimed to have been in said boxes unless such items are included in such list. Sellers agree to indemnify, defend and hold Purchaser harmless from and against any claims, losses or liabilities that Purchaser may suffer, sustain or incur with respect to any items claimed to have been in safety deposit boxes but not

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included on such list. Purchaser agrees to indemnify, defend and hold Sellers harmless from and against any claims, losses or liabilities that Sellers may suffer, sustain or incur with respect to items claimed to have been in safety deposit boxes and included in such list.

(f)        Except for normal wear and tear and inventory changes resulting from and consistent with ordinary operations, the physical condition of the Property shall be substantially the same on the Closing Date as on the expiration of Due Diligence Period.

16.      Employees; Manager.

(a)       Sellers represent that they have no employees and therefore, no collective bargaining agreement covering any of Sellers’ employees is presently in effect or being negotiated nor will any collective bargaining agreement be in effect or being negotiated on or as of the Closing Date.

(b)       To the extent included as part of the Purchaser Credit, Purchaser agrees, from and after the Closing Date, to be responsible for, and to indemnify, defend and hold Seller harmless from, all costs and expenses of accrued and unpaid vacation and sick leave for all of Seller’s employees, including payroll taxes due in connection therewith. The covenants and agreements contained in this Section 16(b) are not intended and shall not confer any benefit or right on any person or entity other than the parties to this Agreement. Seller shall be and remain solely responsible for payment of any other payroll and employee benefits accrued in connection with its employees for any period prior to the Closing Date (to the extent not credited to Purchaser at the Closing) and shall indemnify, defend and hold Purchaser harmless therefrom.

(c)       Purchaser acknowledges that the Property is presently managed by Rockresorts International, LLC (the “Manager”) in accordance with that certain Hotel Management Agreement (the “Management Agreement”) dated May 1, 2005. Purchaser and Sellers shall use reasonable good faith efforts to obtain Manager’s written consent to the Management Agreement Assignment and an acknowledgement that Purchaser is a “Qualified Transferee” as such term is defined the Management Agreement (the “Manager Consent”) on or prior to the end of the Due Diligence Period. If Manager provides the Manager Consent, the Purchaser shall assume the Management Agreement and shall deliver the Management Agreement Assignment at Closing. If Manager fails to provide the Manager Consent by the end of the Due Diligence Period, Sellers shall arrange to terminate the Management Agreement as of the Closing Date; provided, however, that Purchaser shall be solely responsible for the payment of any termination fee which may be due Manager under the Management Agreement and shall deliver at Closing such other documents to evidence its obligation to pay any such termination fee as Sellers may reasonably require. Sellers shall copy Purchaser on any termination notice sent to Manager. Purchaser’s obligation to pay any such termination fee shall survive the Closing or the earlier termination of this Agreement. Notwithstanding the foregoing, if Closing occurs, Purchaser will offer, or will cause any management company it retains to manage the Property to offer, employment to so many of Manager’s employees employed at the Property as are necessary so that Manager’s failure to give notice pursuant to the federal Worker Adjustment and Retraining Act (“WARN”) will not result in a finding of WARN liability in favor of any Property employee and against Manager by any court with jurisdiction to determine such liability, and Purchaser

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shall otherwise comply with the WARN Act provisions set forth in Section 4.4(x) of the Management Agreement. It shall be within the sole discretion of Purchaser or such management company, as the case may be, to determine which employees will be offered employment and the terms and conditions of the employment offered. Purchaser agrees to indemnify, defend and hold harmless Sellers (and their partners, employees and affiliates) against any and all losses, liabilities, claims and damages arising out of Purchaser’s failure to comply with this Section and with WARN.

17.      Indemnification.

(a)       Sellers hereby agree to defend, indemnify and hold harmless Purchaser from and against any and all loss, damage, cost, claim liability or expense (including, without limitation, court costs and reasonable attorneys’ fees) suffered or incurred by Purchaser as a result of Seller’s failure to pay any accounts payable or any sales, use or occupancy taxes due in connection with the rental of rooms, the sale of goods or the performance of services prior to the Closing Date, or arising out of any event occurring on or before the Closing Date, or any liability or obligation respecting the Property existing as of the Closing Date and not assumed by Purchaser hereunder, except to the extent Purchaser has received a credit therefor against the Purchase Price pursuant to this Agreement.

(b)       Purchaser hereby agrees to defend, indemnify and hold harmless Sellers from and against any and all loss, damage, cost, claim, liability or expense (including, without limitation, court costs and reasonable attorneys’ fees) suffered or incurred by Sellers arising out of any events relating to the period following the Closing Date or any liability or obligation assumed by Purchaser hereunder or in any agreement executed and/or delivered at the Closing, or resulting from Purchaser’s failure to pay any item for which it received a credit against the Purchase Price under this Agreement.

(c)       The representation and warranties used by Sellers contained in this Agreement and/or is any Exhibit to this Agreement shall survive the Closing for a period of nine (9) months following the Closing Date. Any claim made by Purchaser from and after said nine (9) month period, regardless of when said claim may come, shall be null and void.

18.      Escrow.

(a)       Escrow Holder; Instructions.   Within three (3) Business Days after their respective execution of this Agreement, Purchaser and Sellers each shall deposit a counterpart original of this Agreement executed by such party (or either of them shall deposit a counterpart executed by both Purchaser and Sellers) and any additional escrow instructions as provided in Section 6(a) with Escrow Holder. Promptly upon receipt of such originally executed counterparts, Escrow Holder shall notify Purchaser and Sellers, in writing, of the date on which Escrow is opened. In addition, Purchaser and Sellers agree to execute, deliver and be bound by any reasonable and customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably and necessarily be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement. If there is any inconsistency between such supplemental instructions and this Agreement, this Agreement

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shall govern and control in all respects to the exclusion of any inconsistent or conflicting provisions set forth in the reasonable and customary supplemental escrow instructions of Escrow Holder. This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Holder by written agreement, shall constitute the escrow instructions.

(b)       Deposits into Escrow.

(i)        Sellers shall deposit, or cause to be deposited, into the Escrow, in time to permit the closing of the transaction contemplated hereby on the Closing, the items described in Section 9 hereof. Escrow Holder is hereby authorized to use the foregoing documents and instruments to close the Escrow only if and when: (i) Escrow Holder holds for the account of Sellers all sums to be paid by Purchaser to Sellers through Escrow at the Closing; and (ii) Title Company can and will issue the Title Policy concurrently with the Closing.

(ii)       Purchaser shall deposit, or cause to be deposited, into the Escrow, in time to permit the closing of the transaction contemplated hereby on the Closing:

(1)       The Purchase Price (including the Deposit) as set forth in and adjusted pursuant to Section 2.

(2)       The additional amount, if any, which Escrow Holder estimates to be necessary to pay Purchaser’s share under this Agreement of the closing costs, expenses and prorations of this transaction; and

(3)       Purchaser’s Closing Documents set forth in Section 11.

Escrow Holder is hereby authorized to use said funds, instruments and documents to close the Escrow only if and when: (i) Escrow Holder holds for Purchaser the Deed and (ii) Title Company can and will issue the Title Policy concurrently with the Closing.

(c)       Close of Escrow.   Provided that Escrow Holder shall not have received written notice from Purchaser or Sellers of the failure of any condition to the Closing or of the termination of the escrow, only if and when Purchaser and Sellers have deposited into the Escrow the matters required by this Agreement and Title Company can and will issue the Title Policy concurrently with the Closing, Escrow Holder shall:

(i)        Deliver to Purchaser the Deeds by causing it to be recorded in the Official Records of Eagle County, State of Colorado;

(ii)       Deliver to Sellers the Purchase Price, less (x) all amounts to be paid by Sellers pursuant to Section 7 and (y) Sellers’ share of amounts to be prorated by Escrow Holder under Section 12.

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(iv)      Deliver to Purchaser any funds deposited by Purchaser, and any interest earned thereon, in excess of the amount required to be paid by Purchaser hereunder.

(v)       Cause the Title Policy to be issued to Purchaser by Title Company.

19.      Loss by Fire, Other Casualty or Condemnation.

(a)       In the event that, prior to the Closing, any material part of the Property is destroyed or materially damaged (as defined in Section 19(e) below), Purchaser shall have the right, exercisable by giving notice to Sellers within fifteen (15) days after receiving written notice of such damage or destruction, either (i) to terminate this Agreement by written notice to Sellers and Escrow Holder, in which case neither party shall have any further rights or obligations hereunder except that (x) subject to Seller’s receipt of copies of any Diligence Items paid for through a Reimbursement Request, the Deposit (less any payments made pursuant to a Reimbursement Request) and any interest accrued thereon shall be returned to Purchaser; (y) any money other than the documents in escrow shall be returned to the party depositing the same; (z) Purchaser and Sellers each shall be responsible for one-half of any title or escrow cancellation fee; and (aa) Purchaser shall remain obligated to observe the confidentiality provisions of Section 4(f) and any other provisions which expressly survive termination of this Agreement, or (ii) to accept the Property in its then condition and to proceed with the Closing with an abatement or reduction in the Purchase Price in the amount of the deductible for the applicable insurance coverage, in which case Sellers shall assign to Purchaser all of Sellers’ rights to any insurance proceeds payable by reason of such damage or destruction. If Purchaser elects to proceed under clause (ii) above, Sellers shall not compromise, settle or adjust any claims to such proceeds without Purchaser’s prior written consent.

(b)       In the event that, prior to the Closing, there is any non-material damage to the Property, or any part thereof, Sellers shall elect either (i) to repair or replace such damage prior to the Closing and Purchaser shall proceed with the Closing following completion of such repair or replacement, or (ii) to proceed to Closing without repair or replacement of the damage, in which case the Purchase Price shall be reduced by (x) the amount of any deductible under any insurance policy covering such damage or destruction and, if applicable, the amount of any such repair or replacement which is uninsured, and Sellers shall assign to Purchaser all of Sellers’ rights to any insurance proceeds payable by reason of such damage or destruction; provided, however, that any cost or expense incurred by Sellers in connection with repairing or replacing such damage shall not be included in any closing or post-closing proration or adjustment of the Purchase Price or otherwise credited to Sellers’ benefit in connection with this transaction. In the event Sellers repair the damage and proceeds to Closing, Purchaser agrees to cooperate with Sellers following closing in connection with any insurance claim made by Sellers. If Sellers elects to proceed under clause (ii) above, Sellers shall not compromise, settle or adjust any claims to such proceeds without Purchaser’s prior written consent. For purposes of completing any repairs or replacements under this Subsection (b), Sellers may extend the Closing for a reasonable time to allow such repairs or replacements to be made by Sellers.

(c)       In the event that prior to the Closing, all or any material portion (as defined in Section 19(e) below) of the Property is subject to a taking or a threatened taking by public

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authority, Purchaser shall have the right, exercisable by giving notice to Sellers within fifteen (15) days after receiving written notice of such taking, either (i) to terminate this Agreement by written notice to Sellers and Escrow Holder, in which case neither party shall have any further rights or obligations hereunder except that (x) subject to Seller’s receipt of copies of any Diligence Items paid for through a Reimbursement Request, the Deposit (less any payments made pursuant to a Reimbursement Request) and any interest accrued thereon shall be returned to Purchaser; (y) any money other than the documents in escrow shall be returned to the party depositing the same; (z) Purchaser and Sellers each shall be responsible for one-half of any title or escrow cancellation fee; and (aa) Purchaser shall remain obligated to observe the confidentiality provisions of Section 4(f) and any other provisions which expressly survive termination, or (ii) to accept the Property in its then condition and to proceed with the Closing without an abatement or reduction in the Purchase Price, in which case Sellers shall assign to Purchaser all of Sellers’ rights to any condemnation award payable by reason of such taking. If Purchaser elects to proceed under clause (ii) above, Sellers shall not compromise, settle or adjust any claims to such award without Purchaser’s prior written consent.

(d)       In the event that prior to the Closing, any non-material portion of the Property is subject to a taking or a threatened taking by public authority, Purchaser shall accept the Property in its then condition and proceed with the Closing without an abatement or reduction in the Purchase Price, in which case Purchaser shall be entitled to receive an assignment of all of Sellers’ rights to any condemnation award payable by reason of such taking. In the event of any such non-material taking, Sellers shall not compromise, settle or adjust any claims to such award without Purchaser’s prior written consent.

(e)       For purposes of this Section 19, damage to the Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if the estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect of such taking, reasonably estimated by Purchaser, shall exceed One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), or, as to a taking only, if the taking materially and adversely affects Purchaser’s ability to operate the Lodge and Spa at Cordillera as a hotel or if the taking reduces the number of additional lodge/residential units and/or square footage that can be developed on the Lodge and Spa Real Property or the Village Center Real Property.

(f)        Sellers agree to give Purchaser written notice of any taking, threatened taking, damage or destruction of the Property promptly after learning of the same. The provisions of this Section 19 shall survive the Closing.

20.      Default.

(a)       Purchaser’s Default.   In the event the sale and purchase of the Property is not consummated because of default by Purchaser under the terms of this Agreement, as specified in a written notice thereof to Purchaser from Sellers detailing the basis for such default, Sellers’ sole and exclusive remedy shall be to retain the Deposit, as full liquidated damages, and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever, except for such rights or obligations that, by the express terms hereof, survive any termination of this Agreement.

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IT IS HEREBY AGREED THAT, WITHOUT RESALE, SELLERS’ DAMAGES WILL BE DIFFICULT TO ASCERTAIN AND THAT THE DEPOSIT CONSTITUTES A REASONABLE FORECAST THEREOF AND IS INTENDED NOT AS A PENALTY, BUT AS FULL LIQUIDATED DAMAGES. SELLERS AGREE THAT IN THE EVENT OF A DEFAULT BY PURCHASER, IT SHALL NOT INITIATE ANY PROCEEDING TO RECOVER DAMAGES FROM PURCHASER IN EXCESS OF THE DEPOSIT, AND PURCHASER SHALL NOT INITIATE ANY PROCEEDING CHALLENGING SELLERS’ RIGHT TO RETAIN THE FULL AMOUNT OF THE DEPOSIT AS LIQUIDATED DAMAGES.

SELLER’S INITIALS:	HR	PURCHASER’S INITIALS:	JSN

(b)       Seller’s Default.   In the event Sellers, or any of them, willfully and intentionally fail to consummate the Closing of the transactions contemplated under this Agreement and the same remains uncured for more than five (5) days after Seller’s receipt of written notice thereof, then Purchaser may:

(i)        terminate this Agreement, receive reimbursement from Sellers for its actual out-of-pocket expenses (not to exceed $75,000.00) incurred by Purchaser in connection with this Agreement and receive a refund of the Deposit (less any amounts paid pursuant to a Reimbursement Request), whereupon the parties hereto shall have no further rights or obligations under this Agreement, except for such rights and obligations that, by the express terms hereof, survive any termination hereof; or

(ii)       bring an action for specific performance of this Agreement and seek to recover Purchaser’s Damages in the amount allowed by the laws of the State of Colorado, except that any recovery for breach of warranty under Section 13 hereof or right of indemnification under Section 17 hereof shall not exceed Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00).

Neither this provision for Purchaser’s remedies nor any other provision contained in this Agreement prevents Purchaser from enforcing Purchaser’s right to indemnification as provided elsewhere in this Agreement or limits Purchaser’s recovery from Seller, or Purchaser’s express remedies against Seller, under any such indemnity or for a breach of Seller’s representations, warranties or covenants under this Agreement.

21.      Waiver of Performance.   Either party may waive the satisfaction or performance of any conditions or agreements in the Agreement which have been inserted for its own and exclusive benefit, so long as the waiver is in writing (unless this Agreement provided for a non-written waiver) and specifies the waived condition or agreement and is delivered to the other party hereto and to the Escrow Holder.

22.      Paragraph Headings.   The paragraph headings of this Agreement are for purposes of reference only and shall not be used for limiting or interpreting the meaning of any paragraph.

23.      Notices.   All notices under this Agreement shall be in writing and shall be effective upon actual receipt whether delivered by personal delivery, legible facsimile or recognized overnight

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IT IS HEREBY AGREED THAT, WITHOUT RESALE, SELLERS’ DAMAGES WILL BE DIFFICULT TO ASCERTAIN AND THAT THE DEPOSIT CONSTITUTES A REASONABLE FORECAST THEREOF AND IS INTENDED NOT AS A PENALTY, BUT AS FULL LIQUIDATED DAMAGES. SELLERS AGREE THAT IN THE EVENT OF A DEFAULT BY PURCHASER, IT SHALL NOT INITIATE ANY PROCEEDING TO RECOVER DAMAGES FROM PURCHASER IN EXCESS OF THE DEPOSIT, AND PURCHASER SHALL NOT INITIATE ANY PROCEEDING CHALLENGING SELLERS’ RIGHT TO RETAIN THE FULL AMOUNT OF THE DEPOSIT AS LIQUIDATED DAMAGES.

SELLER’S INITIALS:	HR	PURCHASER’S INITIALS:

(b)       Seller’s Default.  In the event Sellers, or any of them, willfully and intentionally fail to consummate the Closing of the transactions contemplated under this Agreement and the same remains uncured for more than five (5) days after Seller’s receipt of written notice thereof, then Purchaser may:

(i)     terminate this Agreement, receive reimbursement from Sellers for its actual out-of-pocket expenses (not to exceed $75,000.00) incurred by Purchaser in connection with this Agreement and receive a refund of the Deposit (less any amounts paid pursuant to a Reimbursement Request), whereupon the parties hereto shall have no further rights or obligations under this Agreement, except for such rights and obligations that, by the express terms hereof, survive any termination hereof; or

(ii)    bring an action for specific performance of this Agreement and seek to recover Purchaser’s Damages in the amount allowed by the laws of the State of Colorado, except that any recovery for breach of warranty under Section 13 hereof or right of indemnification under Section 17 hereof shall not exceed Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00).

Neither this provision for Purchaser’s remedies nor any other provision contained in this Agreement prevents Purchaser from enforcing Purchaser’s right to indemnification as provided elsewhere in this Agreement or limits Purchaser’s recovery from Seller, or Purchaser’s express remedies against Seller, under any such indemnity or for a breach of Seller’s representations, warranties or covenants under this Agreement.

21.      Waiver of Performance.  Either party may waive the satisfaction or performance of any conditions or agreements in the Agreement which have been inserted for its own and exclusive benefit, so long as the waiver is in writing (unless this Agreement provided for a non-written waiver) and specifies the waived condition or agreement and is delivered to the other party hereto and to the Escrow Holder.

22.      Paragraph Headings.  The paragraph headings of this Agreement are for purposes of reference only and shall not be used for limiting or interpreting the meaning of any paragraph.

23.      Notices.  All notices under this Agreement shall be in writing and shall be effective upon actual receipt whether delivered by personal delivery, legible facsimile or recognized overnight

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courier or sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective parties as follows:

If to Sellers:	Pharos Group, L.L.C.
175 East 400 South
Suite 607
Salt Lake City, UT 84111-2351
Attention: Mr. Harry Rosenthal

And:	VEF Advisors, LLC
3340 Peachtree Road, NE
Suite 1660
Atlanta, GA 30326
Attention: B. Stanton Breon
Facsimile: (678) 538-1916

With a copy to:	Thomas G. Jaros, Esq.
Levenfeld Pearlstein, LLC
2 North LaSalle Street
Suite 1300
Chicago, IL 60602
Telephone No. (312) 476-7518
Facsimile No. (312) 346-8434

And with a copy to:	Timothy J. Goodwin, Esq.
King and Spalding LLP
1180 Peachtree Street
Atlanta, GA 30309
Telephone No. (404) 572-3588
Facsimile No. (404) 572-5131

If to Purchaser:	Cordillera Partners, LLC
260 Townsend Street, 6th Floor
San Francisco, CA 94107-1790
Attention: Jefford S. Nelsen
Telephone No. (415) 543-1207
Facsimile No. (415) 543-4368

With a copy to:	Timothy N. Brown, Esq.
Reed Smith LLP
Two Embarcadero Center, Suite 2000
San Francisco, CA 94111
Telephone No. (415) 659-5931
Facsimile No. (415) 391-8269

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24.      Amendments.   This Agreement may be amended only by written agreement signed by both of the parties hereto.

25.      Time of the Essence.   Time and each of the terms, covenants, conditions and contingencies of this Agreement are hereby expressly made of the essence.

26.      Counterparts.   This Agreement may be executed in several counterparts and all such executed counterparts shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart.

27.      Governing Law.   The validity, construction and operational effect of this Agreement shall be governed by the laws of the State of Colorado.

28.      Attorneys’ Fees and Costs.   In any action between the parties hereto seeking the enforcement of any of the terms or provisions of this Agreement, or in connection with the Property, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorneys’ fees, charges and expenses.

29.      Prior Agreements.   This Agreement supersedes any and all oral or written agreements between the parties hereto regarding the Property which are prior in time to this Agreement, other than the Transaction Documents. Neither Purchaser nor Sellers shall be bound by any prior understanding, agreement, promise, representation or stipulation, express or implied, not specified herein.

30.      Further Assurance.   Purchaser and Sellers agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale herein contemplated.

31.      Assignment.

(a)       Purchaser may not assign its rights under this Agreement except to an entity in which the Purchaser or its principals holds an interest or for which Purchaser or its principals are the Manager, without first obtaining Sellers’ written approval, which approval may be given or withheld in Sellers’ sole discretion. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Sellers’ sale of the property to such person or entity would, in the reasonable opinion of Sellers’ ERISA advisor, create or otherwise cause a “prohibited transaction” under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a “prohibited transaction” under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Sellers shall have the right to pursue any remedy available at law or in equity as a result of such assignment or transfer. Except as provided in the first sentence of this Section 31, any transfer, directly or indirectly, of stock, partnership interest or other ownership interest in Purchaser amounting to more than fifty percent (50%) ownership interest in Purchaser without Sellers’ written approval, which approval

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may be given or withheld in Sellers’ sole discretion, shall constitute a default by Purchaser under this Agreement.

(b)       Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

32.      Possession.   Sellers shall deliver possession of the Property to Purchaser as of 12:01 a.m. on the calendar day immediately following the Closing Date, including all keys in Sellers’ possession, all books and records relating to the Property, and originals of documents delivered hereunder, such possession being subject only to the rights of the tenant under the Grouse on the Green Lease and guests in possession in the ordinary course of business.

33.      Severability.   If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

34.      Additional Instructions to Escrow Holder.   If Escrow Holder is the prevailing party in any action or proceeding between Escrow Holder and some or all of the parties to this Agreement, Escrow Holder shall be entitled to all costs, expenses and reasonable attorneys’ fees expended or incurred in connection therewith. If Escrow Holder is required to respond to any legal summons or proceedings not involving a breach or default upon Escrow Holder’s part, the parties to this Agreement jointly and severally agree to pay all costs, expenses and reasonable attorneys’ fees expended or incurred by Escrow Holder, and the parties hereto further agree to indemnify Escrow Holder against all loss and expense in said action or proceeding. In the event costs, expenses and attorneys’ fees are reimbursed to Escrow Holder, Purchaser and Sellers agree that the prevailing party between Purchaser and Sellers shall be awarded reimbursement of such costs, expenses and attorneys’ fees paid to Escrow Holder hereunder.

35.      Broker’s Fees and Commissions.   Sellers represent and warrant that they have retained CB Richard Ellis, Inc. (“CBRE”) as its broker for this Property, and Sellers are responsible for the commission to CBRE pursuant to and in accordance with that certain Broker Engagement Agreement between Sellers and CBRE. Except as set forth in the foregoing sentence, Purchaser and Sellers each represent and warrant to the other than they have not entered into any agreement or taken any action which will result in any obligation to pay any brokerage, finder’s fee or similar commission in connection with the purchase and sale of the Property as herein contemplated. Each of Sellers and Purchaser agrees to indemnify, defend and hold the other harmless from and against any and all claims for brokerage commissions and fees or finder’s fees payable in connection with the sale of the Property or the transactions covered and contemplated by this Agreement resulting from the act or omission of such indemnifying party. Nothing in this Agreement shall be construed to confer any third party benefit on any broker or any other person not a party hereto with respect to this Agreement. Each party represents and warrants to the other that it has not dealt with any brokers, agents or others in connection with the transaction contemplated herein which would give rise to any claim for a sales commission, finder’s fee, or fee or commission of a similar kind or nature.

36.      Construction of Agreement.   The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. When required by the context, whenever the singular number is used in this

39

Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa. As used in this Agreement, the term “Sellers” shall include the respective successors and assigns of each of Sellers, and the term “Purchaser” shall include the successors and permitted assigns of Purchaser. The term “Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) any day on which banking and savings and loan institutions in New York, Colorado, Georgia or Utah are authorized or obligated by law or executive order to be closed.

37.      Announcements.   Sellers and Purchaser shall consult with each other with regard to all press releases and other announcements issued at or prior to the Closing concerning this Agreement or the transactions contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Sellers nor Purchaser shall issue any such press release or other such publicity prior to the Closing without the prior consent of the other party.

38.      Limitation of Liability.   Seller shall have no liability for the breach of any representation, warranty, covenant, indemnity or other obligation that survives the Closing hereunder or set forth in any of the documents attached as Exhibits hereto and delivered by the parties at Closing (collectively, “Seller’s Post-Closing Liabilities”) unless and until the aggregate amount of Purchaser’s out-of-pocket damages and expenses directly resulting from such breaches exceeds Fifty Thousand and No/100 ($50,000.00) in the aggregate (the “Threshold”), whereupon all such claims may be asserted. Furthermore, the aggregate of Seller’s Post-Closing Liabilities under this Agreement, including, without limitation, any claims arising under the indemnification provisions of Section 17 or damages recovered due to a default of Seller pursuant to Section 20 hereof, shall not exceed Seven Hundred Fifty Thousand and No/100 ($750,000.00).

39.      No Recordation.   Sellers and Purchaser each agree that neither this Agreement nor any memorandum or notice hereof shall be recorded, and, except to the extent required in order for Purchaser to maintain or pursue a suit for specific performance in accordance with and pursuant to the provisions of this Agreement, Purchaser agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof, and (b) to indemnify Sellers against all liabilities (including reasonable attorneys’ fees and disbursements) incurred by Sellers by reason of the filing by Purchaser of such notice of pendency or other instrument.

40.      Hart-Scott-Rodino Act.   This Agreement is subject to the condition that compliance with the reporting requirements of the Hart-Scott-Rodino Act (the “Act”) is either (i) not required, or (ii) required, and the necessary filing is completed with no objections being received pursuant to the Act. If the parties, or either of them, shall determine that the transaction herein is subject to the reporting requirements of the Act, then each party shall use its best efforts to file expeditiously a completed notification report under the Act and take all other actions necessary or advisable to comply with the Act and the rules and regulations promulgated thereunder. If such requirements or such other matter as may be required by any governmental agency having jurisdiction under the Act shall have been complied with by Purchaser, but shall have not been fulfilled or satisfied by Sellers to permit closing by the Closing Date, Sellers shall be deemed to be in default hereunder.

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41.      Binding Effect.   This Agreement shall not be binding in any way upon Seller unless and until (a) Seller shall execute and deliver the same to Purchaser, (b) each stage of Seller’s investment approval process has approved this transaction, and (c) Seller’s Investment Committee has thereafter given its written approval thereof. If Seller has not given Purchaser written notice (the “Approval Notice”) of such approvals on or before five (5) Business Days following the Effective Date (the “Approval Deadline”), or if prior to the Approval Deadline Seller notifies Purchaser in writing that this Agreement has been disapproved by the persons or entities referred to in clauses (b) or (c) of the preceding sentence, then this Agreement shall be deemed terminated and Purchaser shall be entitled to the return of the Deposit. It is understood and agreed that at each stage of Seller’s investment approval process, Seller or its investment advisor, shall each have the right, in its unfettered discretion, to disapprove the transaction contemplated by this Agreement for any reason whatsoever, without obligation thereafter to proceed to the next stage of Seller’s investment approval process. Seller’s approval of this Agreement shall be evidenced only by both Seller’s execution of this Agreement and Seller’s sending of the Approval Notice to Purchaser prior to the Approval Deadline and, accordingly, Purchaser acknowledges and agrees that Purchaser cannot and will not rely upon any other statement or action of Seller or its representatives as evidence of Seller’s approval of this Agreement or the subject matter hereof. Notwithstanding any provision of this Agreement to the contrary, if Seller’s Investment Committee fails to approve this Agreement, then the First $50,000.00 Deposit and the Second $50,000.00 Deposit (less any amounts paid pursuant to a Reimbursement Request) shall be refunded to Purchaser.

42.      Venue.   Subject to any express arbitration provisions set forth herein, all claims, disputes and other matters in question arising out of or relating to this Agreement or the transactions contemplated hereby, shall be commenced in the State of Colorado District Court for the City and County of Denver, or, if a party so elects and if it has jurisdiction, the United States District Court for the District of Colorado sitting in Denver, Colorado, and each party hereby consents for itself and its successors and assigns to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

[Signature page follows]

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IN WITNESS WHEREOF, Sellers and Purchaser have executed this Agreement as of the date first above written.

PURCHASER:

CORDILLERA PARTNERS LLC, a Delaware limited
liability company

By:	/s/ Jefford S. Nelson
Name:		Jefford S. Nelson
Title:	Member

SELLERS:

COLORADO HOTEL HOLDING, LLC, a Delaware
limited liability company

By:	Pharos Cordillera, LLC, a Delaware limited liability
company

	By:	Pharos Group, LLC, a Delaware limited
liability company

By:	/s/ Harry Rosenthal
Name:	Harry Rosenthal
Title:	President

[Signatures continued next page]

SELLERS CONTINUED:

CORDILLERA LODGE & SPA, LLC, a Delaware limited
liability company

	By:	Colorado Hotel Holding, LLC, a Delaware
limited liability company

		By:	Pharos Cordillera, LLC, a Delaware limited
liability company

			By:	Pharos Group, LLC, a Delaware
limited liability company

By:	/s/ Harry Rosenthal
Name:	Harry Rosenthal
Title:	President

COLORADO HOTEL OPERATOR, INC., a Delaware
corporation

/s/ Harry Rosenthal
Harry Rosenthal, President

[Signatures continued next page]

SELLERS CONTINUED:

CORDILLERA LAND, LLC, a Delaware limited liability
company

	By:	Colorado Hotel Holding, LLC, a Delaware
limited liability company

		By:	Pharos Cordillera, LLC, a Delaware limited
liability company

			By:	Pharos Group, LLC, a Delaware
limited liability company

By:	/s/ Harry Rosenthal
Name:	Harry Rosenthal
Title:	President

EXHIBIT A-1

Legal Description of Lodge and Spa Real Property

LOT 1, ACCORDING TO THE “AMENDED FINAL PLAT, LOT 36, CORDILLERA SUBDIVISION, FILING NO. 1 & NO. 2; LOT 1, FILING NO. 1, CORDILLERA SUBDIVISION, FILING NO. 1 & NO. 2; AND TRACT X, CORDILLERA SUBDIVISION FILING NO. 3”, RECORDED JANUARY 14, 2003 AT RECEPTION NO. 820221, COUNTY OF EAGLE, STATE OF COLORADO.

EXHIBIT A-2

Legal Description of Village Center Real Property

TRACT X, “AMENDED FINAL PLAT, LOT 36, CORDILLERA SUBDIVISION, FILING NO. 1 & NO. 2; LOT 1, FILING NO. 1, CORDILLERA SUBDIVISION, FILING NO. 1 & NO. 2; AND TRACT X, CORDILLERA SUBDIVISION, FILING NO. 3”, RECORDED JANUARY 14, 2003 AT RECEPTION NO. 820221, COUNTY OF EAGLE, STATE OF COLORADO.

TOGETHER WITH EASEMENTS AND BENEFITS AS DESCRIBED IN AMENDED AND RESTATED DECLARATION OF PROTECTIVE COVENANTS RECORDED MAY 12, 1993 IN BOOK 608 AT PAGE 785 AND SECOND AMENDMENT THERETO RECORDED MAY 11, 1998 AT RECEPTION NO. 655728, AFFIDAVIT OF CLARIFICATION RECORDED MAY 10, 1995 IN BOOK 663 AT PAGE 72, COUNTY OF EAGLE, STATE OF COLORADO.

TOGETHER WITH NONEXCLUSIVE INGRESS AND EGRESS EASEMENTS RESERVED PURSUANT TO THE QUITCLAIM DEEDS RECORDED APRIL 21, 2003 AT RECEPTION NO. 830524, 830525, 830526, 830527, 830528, 830529 AND 830530, COUNTY OF EAGLE, STATE OF COLORADO.

EXHIBIT A-3

Legal Description of Cordillera Mountain Club

CONDOMINIUM UNIT 333-C, THE STRAWBERRY PARK CONDOMINIUMS, IN ACCORDANCE WITH AND SUBJECT TO THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF THE STRAWBERRY PARK CONDOMINIUMS, RECORDED APRIL 3, 1989, IN BOOK 503 AT PAGE 354, AND AMENDMENT THERETO RECORDED APRIL 12, 1991 IN BOOK 551 AT PAGE 656, AND SECOND AMENDMENT THERETO RECORDED JUNE 4, 1992 IN BOOK 581 AT PAGE 544, AND RECORDED SEPTEMBER 25, 1992 IN BOOK 590 AT PAGE 185 AND MAP RECORDED ON APRIL 3, 1989 IN BOOK 503 AT PAGE 353.

FIRST STATEMENT OF INTENTION TO ANNEX ADDITIONAL CONDOMINIUM UNITS AND COMMON ELEMENTS AND SUPPLEMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF STRAWBERRY PARK CONDOMINIUMS, RECORDED ON MAY 30, 1989 IN BOOK 507 AT PAGE 220, AND FIRST AMENDMENT THERETO RECORDED MAY 16, 1991 IN BOOK 554 AT PAGE 86, AND THE SUPPLEMENTAL CONDOMINIUM MAP RECORDED MAY 30, 1989 IN BOOK 507 AT PAGE 219, AND SECOND AMENDMENT THERETO RECORDED AUGUST 4, 1992 IN BOOK 586 AT PAGE 212, COUNTY OF EAGLE, STATE OF COLORADO.

TOGETHER WITH PARKING SPACE NOS. 67 AND 68 AS DEPICTED AND DESCRIBED ON THE MAPS REFERENCED ABOVE, WHICH PARKING SPACES SHALL BE LIMITED COMMON ELEMENTS APPURTENANT TO CONDOMINIUM UNIT NO. 333-C, THE STRAWBERRY PARK CONDOMINIUMS.

TOGETHER WITH BENEFITS AS CREATED BY THE BEAVER CREEK DECLARATION RECORDED DECEMBER 27, 1979 IN BOOK 296 AT PAGE 446 AND ANY AND ALL AMENDMENTS THERETO AND TOGETHER WITH BENEFITS AS CREATED BY THE STRAWBERRY PARK CONDOMINIUM DECLARATION RECORDED APRIL 3, 1989 IN BOOK 503 AT PAGE 354 AND ANY AND ALL SUPPLEMENTS AND AMENDMENTS THERETO

EXHIBIT A-4

Legal Description of Grouse on the Green Real Property

TRACT F, CORDILLERA SUBDIVISION, FILING NO. 16, ACCORDING TO THE CORRECTION PLAT RECORDED NOVEMBER 21, 1994 IN BOOK 655 AT PAGE 562, COUNTY OF EAGLE, STATE OF COLORADO.

EXHIBIT B

Motor Vehicles

Descr.	License Plate	VIN	Exp. Date

1995 Ford Ranger 4x4 Man. Trans	TRK 605-CMX	1FTCR15U5SPA93774	Jan-04
1995 Chev. Suburban 4x4	EMC7180	1GNFK16KXSJ388233	Jan-04
1997 Ford Econoline 350 4x4	EME6555	1FBJS31LOVHB38191	Jan-04
1997 Ford Aerostar AWD	EME6011	1FMDA41X3VZB91879	Aug-04

EXHIBIT C

Operational Agreements

1.         Lodge Access and Use Easement Agreement dated October 1, 2003.

2.         Amended and Restated Club Access and Use Agreement dated December     , 2003.

3.         License Agreement dated December 18, 2003 by and between Kensington Partners and CL&S.

4.         Agreement dated December 5, 2003 by and between Kensington Partners and Cordillera Property Owners Association, Inc.

5.         Hotel Management Agreement for the Lodge and Spa at Cordillera between CHO and Property Manager dated May 1, 2005.

6.         Letter Agreement dated December 13, 2005 from Stag Gulch Partners to Kensington Partners and CL regarding Signature Golf Club Memberships.

7.         The Divide Sales Center Agreement identified in Section 1(g).

EXHIBIT D

Service Contracts

Grouse on the Green	American Linen Service Agreement
Grouse on the Green	BFI Trash Service Agreement
Grouse on the Green	Apex Security alarm monitoring agreement

Lodge and Spa	Elevator Services, Inc. elevator service agreement
Lodge and Spa	Orkin Pest Control pest control (no agreement – on call arrangement)
Lodge and Spa	Thul Electronics alarm monitoring agreement
Lodge and Spa	BFI trash removal agreement
Lodge and Spa	Lodgenet (in-room movies) agreement
Lodge and Spa	Springer-Miller software maintenance agreement
Lodge and Spa	Alpine Snow Removal & Trucking snow removal agreement
Lodge and Spa	RTP Technical Services information technology services agreement

EXHIBIT E

Equipment Leases

Grouse on the Green	Ecolab dishwasher lease
Lodge and Spa	GE Capital photocopier leases (x2)
Lodge and Spa	Ecolab dishwasher lease (Mirador Restaurant)
Lodge and Spa	GMC Yukon SmartLease (GMAC) vehicle lease
Lodge and Spa	GE Capital wireless Internet equipment lease

EXHIBIT F

Trademarks and Servicemarks

THE LODGE & SPA AT CORDILLERA (Registration Nos. 2557632 and 2356887) pursuant to license agreement dated December 18, 2003 between Kensington Partners, a Colorado general partnership, and Cordillera Lodge & Spa, LLC

CORDILLERA (Registration No. 2315344) pursuant to license agreement dated December 18, 2003 between Kensington Partners, a Colorado general partnership, and Cordillera Lodge & Spa, LLC

EXHIBIT G-l

Form of Grouse Estoppel

FORM OF GROUSE LEASE ESTOPPEL CERTIFICATE

To:                                                                          (“Lender”)

and Cordillera Partners, LLC, a Delaware limited liability company and its assigns (collectively, “Purchaser”)

Re:      Lease (the “Lease”) between Cordillera Lodge & Spa, LLC, a Delaware limited liability company, as Landlord or its assignees (“Landlord”), and Galena Partners, a Colorado general partnership as Tenant (“Tenant”), dated as of December 18, 2003 for premises (the “Premises” in a building located at 100 Kensington Drive, Eagle County, Colorado, (the “Building”) as amended by the following amendments: [list; if none, say “None”]:

Ladies and Gentlemen:

Tenant hereby certifies to Purchaser and Lender as follows:

1.         The Lease is in full force and effect; there are no amendments or modifications of any kind to the Lease except as referenced above (if any); there are no other promises, agreements, understandings, or commitments between Landlord and Tenant relating to the Premises; and Tenant has not given Landlord any notice of termination thereunder;

2.         There has not been and is now no subletting of the Premises, or any part thereof, or assignment by Tenant of the Lease, or any rights therein, to any party;

3.         A security deposit in the amount of $                           has been given by Tenant under the terms of, or with respect to, the Lease;

4.         No uncured default, event of default, or breach by Landlord exists under the Lease, no facts or circumstances exist that, with the passage of time, will or could constitute a default, event of default, or breach under the Lease. Tenant has made no claim against Landlord alleging Landlord’s default under the Lease;

5.         Tenant is in full and complete possession of the Premises and has accepted the Premises, including any work of Landlord performed thereon pursuant to the terms and provisions of the Lease, and all common areas of the Building (including, without limitation, parking areas, sidewalks, access ways and landscaping) are in compliance with the Lease and are satisfactory for Tenant’s purposes;

6.         To the best of Tenant’s knowledge and belief, there are no rental, lease, or similar commissions payable with respect to the Lease, except as may be expressly set forth therein;

7.         Tenant is obligated to pay rent to Landlord at the rate set forth in the Lease. Tenant is current with respect to, and is paying the full rent and other charges stipulated in the Lease (including, without limitation, common area maintenance charges) with no offsets, deductions, defenses or claims; and Tenant has not prepaid any rent or other amounts to Landlord other than rent and other charges due and payable in the calendar month of this certification and except as stated in the Lease;

8.         Tenant is not entitled to any concession or rebate of rent or other charges from time to time due and payable under the Lease, and there are no unpaid or unreimbursed construction allowances or other offsets due Tenant under the Lease;

9.         The current monthly estimated “Additional Rent” (as defined in the Lease) paid by Tenant under the Lease is $                       and is comprised of the following:

(a)       The current monthly estimated charge for “Maintenance and Replacement Costs” (as defined in the Lease) paid by Tenant under the Lease is $                       ;

(b)       The current monthly estimated charge for taxes paid by Tenant under the Lease is $                      ;

(c)       The current monthly estimated charge for insurance paid by Tenant under the Lease is $                  ;

10.       The annual “Minimum Rent” under the Lease is $1.00 per year and has been paid by Tenant through the end of the term of the Lease;

11.       Tenant is open for business and in operation in the Premises;

12.       Tenant does not have any exclusive right to use the Premises for any use or uses, nor does the Lease provide for any restriction or prohibition on any use or uses of the Building of which the Premises are a part, except as set forth in the Lease.

13.       There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy, reorganization or similar laws of the United States, any state thereof, or any other jurisdiction.

14.       Tenant has no right to terminate its Lease.

15.       The initial term of the Lease commenced on December 18, 2003, and shall expire on December 18, 2102, unless sooner terminated in accordance with the terms of the Lease.

Tenant has no option to renew or extend the lease term, except as follows (if none, so state):

                                                                                                                                                                                                                                                                                                                                                                                       .

16.       Tenant has no option or right to purchase the property of which the demised premises are a part, or any part thereof.

Tenant acknowledges and agrees that Purchaser and Lender shall be entitled to rely on Tenant’s certifications set forth herein. The undersigned shall be liable for damages caused to Purchaser arising from any inaccuracy in this Estoppel Certificate.

[Signatures next page]

IN WITNESS WHEREOF, Tenant has executed this instrument this       day of                     , 2006.

TENANT:

By:
Name:
Title:

EXHIBIT G-2

Form of Manager Estoppel

To:                                                                                         (“Lender”)

and Cordillera Partners, LLC, a Delaware limited liability company and its assigns (collectively, “Purchaser”)

Re:      Hotel Management Agreement for The Lodge and Spa at Cordillera (the “Agreement”) between Colorado Hotel Operator, Inc., a Delaware corporation, as Lessee (“Lessee”) under a Master Lease for certain real property located in Eagle County, Colorado as defined in the Agreement (the “Real Property”), and RockResorts International, LLC, a Delaware limited liability company (“Operator”), dated as of May 1, 2005, for the management of a hotel and related facilities in Eagle County, Colorado known as “The Lodge and Spa at Cordillera” and the other facilities as described in the Agreement (the “Hotel”), as amended by the following amendments: None.

Ladies and Gentlemen:

Operator hereby certifies to Purchaser and Lender as follows (capitalized terms not defined herein are defined in the Agreement):

1.         The Agreement is in full force and effect; there are no amendments or modifications of any kind to the Agreement; there are no other promises, agreements, understandings, or commitments between Lessee and Operator relating to the Hotel or the Real Property; and Operator has not given Lessee any notice of termination thereunder;

2.         There has not been and is now no assignment by Operator of the Agreement, or any rights therein, to any party;

3.         As of the date hereof, Operator has no charge, lien or claim of offset under the Agreement and Lessee does not owe any sums to Operator under the Agreement, including without limitation Base Fees and Incentive Fees, for periods prior the first day of the month in which this certificate was executed or under any other agreement, document or judgment;

4.         No uncured default, event of default, or breach by Lessee exists under the Agreement, no facts or circumstances exist that, with the passage of time, will or could constitute a default, event of default, or breach under the Agreement. Operator has made no claim against Lessee alleging Lessee’s default under the Agreement;

7.         To the best of Operator’s knowledge, Operator has received no written notice that the Hotel fails to comply with all current requirements of applicable building and zoning laws and regulations;

8.         Lessee does not owe any sums to Operator pursuant to Section 3.3 of the Agreement, which requires Lessee to reimburse Operator for Reimbursable Expenses, and Operator has no further rights to require reimbursement for Reimbursable Expenses for period prior to the first day of the month in which this certificate was executed;

9.         As of the date hereof, there are sufficient FF&E and Consumables owned by the Lessee and under the control by the Operator necessary to operate the Hotel in accordance with the Agreement;

10.       As of the date hereof, the amount of the Reserve Account is $                     , the amount of the Reserve Fund is $           and the amount of the Working Capital Balance is $          ;

11.       During the period beginning January 1, 2006 and ending the date hereof, the amount of funds deposited into the Reserve Account was $           representing       % of Gross Revenues for such period;

12.       The Capital Expenditure Budget under the Agreement for 2006 is $          and the amount of such Capital Expenditure Budget for 2006 that has been disbursed as of the date hereof is $          ;

13.       Operator employs all of the staff and other personnel operating the Hotel (“Employees”); there are no collective bargaining agreements in force or being negotiated with respect to the Employees; all sums due and owing prior to the date hereof for all employee benefit plans for the Employees have been paid by Operator and all wages, salaries and other sums payable to the Employees have been paid by Operator as of the date hereof;

14.       The Hotel is open for business and Operator is operating the Hotel;

15.       There are no actions, whether voluntary or otherwise, pending against Operator under the bankruptcy, reorganization or similar laws of the United States, any state thereof, or any other jurisdiction.

16.       Operator has no right to terminate its Agreement.

17.       The term of the Agreement commenced on May 1, 2005, and shall expire on April 30, 2009, unless sooner terminated in accordance with the terms of the Agreement. Operator has no option to renew or extend the term, except as follows (if none, so state):

18.       Operator has no option or right to purchase the Real Property or the Hotel, or any part thereof.

19.       A true and correct copy of the Monthly Report for the Hotel for the month ending immediately prior to the first day of the month in which this certificate was executed is attached hereto.

20.       A true and correct copy of the Operating Plan and Budget for 2007 as prepared by Operator for the Hotel is attached hereto.

Operator acknowledges and agrees that Purchaser and Lender shall be entitled to rely on Operator’s certifications set forth herein. The undersigned shall be liable for damages caused to Purchaser arising from any inaccuracy in this Estoppel Certificate.

[Signatures next page]

IN WITNESS WHEREOF, Operator has executed this instrument this             day of                       , 2006.

OPERATOR:
RockResorts International, LLC
A Delaware limited liability company

By:
Name:
Title:

EXHIBIT G-3

Form of Manager Consent

CONSENT OF ROCKRESORTS INTERNATIONAL, LLC TO ASSIGNMENT
AND ASSUMPTION OF MANAGEMENT AGREEMENT

The undersigned, as Operator under the Management Agreement, hereby consents to the assignment and assumption of the Management Agreement pursuant to the Assignment and Assumption of Management Agreement by and between Colorado Hotel Operator, Inc., as assignor, and                  , as assignee, to which this consent is attached, and hereby agrees that Assignee is a Qualified Transferee, as such term is defined in the Management Agreement. Further, the undersigned agrees that, pursuant to the terms of Section 4.3 of the Management Agreement, any liability of Assignor, as “Lessee” under the Management Agreement is terminated as of the date hereof.

Dated:                            , 2006

ROCKRESORTS INTERNATIONAL, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT H

Form of Warranty Deed

[Statutory Form - C.R.S. § 38-30-115]

[CORDILLERA LODGE & SPA, LLC, a Delaware limited liability company/CORDILLERA LAND, LLC, a Delaware limited liability company ] whose street address is c/o Pharos Group, L.L.C., 175 East 400 South, Suite 607, Salt Lake City, UT 84111-2351 (“Grantor”), for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby sells and conveys to                                               , whose street address is                                             , the real property in the County of Eagle and State of Colorado described in Exhibit A attached hereto and made a part hereof with all its appurtenances, and warrants the title to the same against all persons claiming under Grantor, subject to the matters set forth on Exhibit B attached hereto and made a part hereof.

The street address for the foregoing property is:                        .

Signed as of this        day of               ,          .

[CORDILLERA LODGE & SPA, LLC, a Delaware limited liability company/ CORDILLERA LAND, LLC, a Delaware limited liability company]

By:

STATE OF                 )
                                    ) ss.
COUNTY OF             )

The foregoing instrument was acknowledged before me this           day of              ,      by                        , as                                   of [CORDILLERA LODGE & SPA, LLC, a Delaware limited liability company/CORDILLERA LAND, LLC, a Delaware limited liability company].

Witness my hand and official seal.

My commission expires:

Notary Public

EXHIBIT A
TO
SPECIAL WARRANTY DEED

LEGAL DESCRIPTION

EXHIBIT B
TO
SPECIAL WARRANTY DEED

TITLE EXCEPTIONS

1.        Taxes for the year 2006 and subsequent years, a lien not yet due or payable.

2.        All applicable zoning, building, land use and other governmental restrictions, laws, ordinances, rules and regulations.

3.        All matters that would be discovered or disclosed by an accurate inspection and ALTA/ACSM Minimum Standard Detail Survey of the real property.

4.        Rights of tenants in possession, as tenants only.

5.        Any matters arising by, through or under grantee, its heirs and assigns.

[ADD ITEMS FROM TITLE PRO FORMA]

EXHIBIT I

Bill of Sale

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made this       day of                 , 2006, by COLORADO HOTEL OPERATOR, INC., a Delaware corporation (“CHO”) and CORDILLERA LODGE & SPA, LLC, a Delaware limited liability company (“CL&S” and, jointly and severally with CHO, “Grantor”) in favor of                         , a                                              (“Purchaser”).

WITNESSETH:

WHEREAS, COLORADO HOTEL HOLDING, LLC, a Delaware limited liability company (“Seller”) and Purchaser entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated                                    , 2006, (as amended, the “Contract”) with respect to the sale of Seller’s interest in certain real property identified on Exhibits A-l through A-4 attached thereto and certain improvements located thereon. (Any term with its initial letter capitalized and not otherwise defined herein shall have the meaning set forth in the Contract.)

WHEREAS, in connection with the conveyance of the Land to Purchaser, Seller agreed to cause Grantor to convey the Personal Property to Purchaser.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Purchaser all of the Personal Property, including, without limitation, the Personal Property set forth on Exhibit 1 attached hereto, without representation or warranty of any kind whatsoever except as expressly set forth in the Contract.

WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, EXCEPT AS EXPRESSLY SET FORTH IN THE CONTRACT, GRANTOR EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR FOR ANY OTHER STATE).

This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Purchaser and Grantor.

In the event any action or suit is brought by a party hereto against another party hereto by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of such other party arising out of this Bill of Sale, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Colorado.

[Signatures next page]

EXECUTED as of the                  day of                               , 2006.

CHO:

COLORADO HOTEL OPERATOR, INC., a Delaware corporation

By:
Name:
Its:

CL&S:

CORDILLERA LODGE & SPA, LLC, a Delaware limited liability company

By:
Name:
Its:

Exhibit 1 to Bill of Sale

Schedule of Personal Property

[To be attached]

EXHIBIT J

Assignment of Intangible Property

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, COLORADO HOTEL OPERATOR, INC., a Delaware corporation (“CHO”) and CORDILLERA LODGE & SPA, LLC, a Delaware limited liability company (“CL&S” and, jointly and severally with CHO, “Assignor”) do hereby assign, convey, grant, transfer and set over unto                                  , a                                 , its successors and assigns (“Assignee”), all of Assignor’s right, title, claim, estate and interest in and to all of the Intangible Personal Property excepting, however, the Service Contracts and the Equipment Leases, as such terms are defined in and pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions by and between COLORADO HOTEL HOLDING, LLC, a Delaware limited liability company, as seller, and Assignee, as purchaser, dated                          , 2006 (as amended, the “Contract”).

CHO and CL&S represent and warrant to Assignee that: (i) it has full power, authority and right to execute and deliver this Assignment and convey the rights and property hereby assigned; (iii) except as may be specifically set forth in the Contract, the Intangible Personal Property which it owns is free and clear of any attachments, judgments and encumbrances of any nature whatsoever; and (iv) except as may be specifically set forth in the Contract, no consents are required in order to validly transfer to Purchaser the rights hereby conveyed in and to Intangible Personal Property.

This Assignment may be relied upon as conclusive proof that the Intangible Personal Property has been transferred to Assignee.

Assignor covenants and agrees with Assignee to hereafter furnish to Assignee such further assignments and consents as Assignee may reasonably require in furtherance of this Assignment or to carry out the intent hereof.

This Assignment shall be binding on Assignor, Assignee and their respective legal representatives, successors and assigns.

In the event any action or suit is brought by a party hereto against another party hereto by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of such other party arising out of this Assignment, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Assignment has been executed as of                                     , 2006.

CHO:

COLORADO HOTEL OPERATORS, INC., a Delaware corporation

By:
Name:
Title:

CL&S:

CORDILLERA LODGE & SPA, LLC, a Delaware limited liability company

By:
Name:
Title:

Assignee:
,
a

By:
Name:
Title:

EXHIBIT K

Assignment of Equipment Leases

ASSIGNMENT AND ASSUMPTION OF EQUIPMENT LEASES

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, COLORADO HOTEL OPERATOR, INC., a Delaware corporation (“CHO”) and CORDILLERA LODGE & SPA, LLC, a Delaware limited liability company (“CL&S” and, jointly and severally with CHO, “Assignor”) do hereby assign, convey, grant, transfer and set over unto                                              , a                                                          , its successors and assigns (“Assignee”), and Assignee hereby assumes, all of Assignor’s right, title and interest in and to all of the equipment leases set forth on EXHIBIT A attached to and made a part hereof (the “Equipment Leases”), pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions by and between COLORADO HOTEL HOLDING, LLC, a Delaware limited liability company, as seller, and Assignee, as purchaser, dated                                        , 2006, as amended (the “Contract”).

CHO and CL&S each represent and warrant to Assignee that: (i) it has full power, authority and right to execute and deliver this Assignment and convey the rights and property hereby assigned; (ii) except as may be specifically set forth in the Contract, the Equipment Leases to which it is a party are free and clear of any attachments, judgments and encumbrances of any nature whatsoever; and (iii) except as may be specifically set forth in the Contract, no consents are required in order to validly transfer to Purchaser the rights hereby conveyed in and to the Equipment Leases.

This Assignment may be relied upon as conclusive proof that the Equipment Leases have been transferred to Assignee.

Assignee hereby agrees to defend and indemnify the Assignor against and to hold the Assignor harmless for, from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) brought, made or incurred as a consequence of any alleged default, breach, act or occurrence brought against or suffered by the Assignor which occurs or may be alleged to occur with respect to any default or breach by the Assignee under the Equipment Leases, or otherwise arising or accruing in connection with the Equipment Leases on or subsequent to the date of this Assignment. Conversely, subject to the survival period set forth in Section 17(c) and the provisions of Section 38 of the Contract, Assignor hereby agrees to defend and indemnify the Assignee against and to hold the Assignee harmless for, from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) brought, made or incurred as a consequence of any alleged default, breach, act or occurrence brought against or suffered by the Assignee which occurs or may be alleged to occur with respect to any default or breach by the Assignor under the Equipment Leases, or otherwise arising or accruing in connection with the Equipment Leases prior to the date of this Assignment.

Assignor covenants and agrees with Assignee to hereafter furnish to Assignee such further assignments and consents as Assignee may reasonably require in furtherance of this Assignment or to carry out the intent hereof.

This Assignment shall be binding on Assignor, Assignee and their respective legal representatives, successors and assigns.

In the event any action or suit is brought by a party hereto against another party hereto by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of such other party arising out of this Assignment, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Assignment has been executed as of                                                     , 2006.

CHO:

COLORADO HOTEL OPERATORS, INC., a Delaware corporation

By:
Name:
Title:

CL&S:

CORDILLERA LODGE & SPA, LLC, a Delaware limited liability company

By:
Name:
Title:

Assignee:

,
a

By:
Name:
Title:

EXHIBIT A

Equipment Leases

[Copy from Exhibit D to Contract]

EXHIBIT L

Assignment of Service Contracts

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, COLORADO HOTEL OPERATOR, INC., a Delaware corporation (“CHO”) and CORDILLERA LODGE & SPA, LLC, a Delaware limited liability company (“CL&S” and, jointly and severally with CHO, “Assignor”) do hereby assign, convey, grant, transfer and set over unto                                              , a                                          , its successors and assigns (“Assignee”), and Assignee hereby assumes, all of Assignor’s right, title and interest in and to all of the service contracts set forth on EXHIBIT A attached to and made a part hereof (the “Service Contracts”), pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions by and between COLORADO HOTEL HOLDING, LLC, a Delaware limited liability company, as seller, and Assignee, as purchaser, dated                                                   , 2006, as amended (the “Contract”).

CHO and CL&S each represent and warrant to Assignee that: (i) it has full power, authority and right to execute and deliver this Assignment and convey the rights and property hereby assigned; (ii) except as may be specifically set forth in the Contract, the Service Contracts to which it is a party are free and clear of any attachments, judgments and encumbrances of any nature whatsoever; and (iii) except as may be specifically set forth in the Contract, no consents are required in order to validly transfer to Purchaser the rights hereby conveyed in and to the Service Contracts.

Assignee hereby agrees to defend and indemnify the Assignor against and to hold the Assignor harmless for, from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) brought, made or incurred as a consequence of any alleged default, breach, act or occurrence brought against or suffered by the Assignor which occurs or may be alleged to occur with respect to any default or breach by the Assignee under the Service Contracts, or otherwise arising or accruing in connection with the Service Contracts on or subsequent to the date of this Assignment. Conversely, subject to the survival period set forth in Section 17(c) and the provisions of Section 38 of the Contract, Assignor hereby agrees to defend and indemnify the Assignee against and to hold the Assignee harmless for, from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) brought, made or incurred as a consequence of any alleged default, breach, act or occurrence brought against or suffered by the Assignee which occurs or may be alleged to occur with respect to any default or breach by the Assignor under the Service Contracts, or otherwise arising or accruing in connection with the Service Contracts prior to the date of this Assignment.

This Assignment may be relied upon as conclusive proof that the Service Contracts have been transferred to Assignee.

Assignor covenants and agrees with Assignee to hereafter furnish to Assignee such further assignments and consents as Assignee may reasonably require in furtherance of this Assignment or to carry out the intent hereof.

This Assignment shall be binding on Assignor, Assignee and their respective legal representatives, successors and assigns.

In the event any action or suit is brought by a party hereto against another party hereto by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of such other party arising out of this Assignment, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Assignment has been executed as of                                      , 2006.

CHO:

COLORADO HOTEL OPERATORS, INC., a Delaware corporation

By:
Name:
Title:

CL&S:

CORDILLERA LODGE & SPA, LLC, a Delaware limited liability company

By:
Name:
Title:

Assignee:

,
a

By:
Name:
Title:

EXHIBIT A

Service Contracts

[Copy from Exhibit C to Contract]

EXHIBIT M

Tenant Lease Assignment

TENANT LEASE ASSIGNMENT

This TENANT LEASE ASSIGNMENT (this “Assignment”) dated as of                     , 2006 (the “Effective Date”), is between                           , a                            (“Assignor”), and                                       , a                                        (“Assignee”).

RECITALS

A.       Assignor is the “Landlord” under that certain lease dated as of December         , 2003 (as amended, supplemented or otherwise modified from time to time, the “Lease”) between Pharos Group, L.L.C., Assignor’s predecessor-in-interest (“Pharos”), as landlord, and Galena Partners, a Colorado general partnership, as tenant (“Tenant”), as assigned by Pharos to Assigner pursuant to that certain [Assignment of Lease dated as of                                   , 20     ].

B.        Pursuant to that certain Agreement of Purchase and Sale Agreement and Joint Escrow Instructions, dated as of                        , 2006 (the “Contract”), between Colorado Hotel Holding, LLC, a Delaware limited liability company, as seller, and Assignee, as purchaser, Seller agreed to cause the conveyance and assignment to Assignee of Assignor’s leasehold interest under the Lease.

C.        Assignor desires to assign and delegate to Assignee and Assignee desires to assume all of Assignor’s rights and obligations under the Lease upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, Assignor and Assignee hereby agree as follows:

1.         Assignment.  As of the Effective Date, (a) Assignor hereby assigns and delegates to Assignee all of Assignor’s rights and obligations as “Landlord” under the Lease, and (b) Assignee shall be bound by the Lease to the same extent that Assignor is bound thereby and shall perform all of the obligations that Assignor is required to perform thereunder in accordance with the terms of the Lease. Assignee shall not be responsible for any liabilities, obligations and commitments of Assignor under the Lease that accrued on or prior to the Effective Date, and Assignor shall not be responsible for any liabilities, obligations and commitments of Assignee under the Lease that accrue after the Effective Date.

2.         Indemnities.  Assignee hereby agrees to defend and indemnify the Assignor against and to hold the Assignor harmless for, from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) brought, made or incurred as a consequence of any alleged default, breach, act or occurrence brought against or suffered by the Assignor which occurs or may be alleged to occur with respect to any default or breach by the Assignee under the Lease, or otherwise arising or accruing in connection with the Lease on or subsequent to the date of this

Assignment. Conversely, subject to the survival period set forth in Section 17(c) and the provisions of Section 38 of the Contract, Assignor hereby agrees to defend and indemnify the Assignee against and to hold the Assignee harmless for, from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) brought, made or incurred as a consequence of any alleged default, breach, act or occurrence brought against or suffered by the Assignee which occurs or may be alleged to occur with respect to any default or breach by the Assignor under the Lease, or otherwise arising or accruing in connection with the Lease prior to the date of this Assignment.

3.         Representation and Warranty.  Assignor represents and warrants to Assignee that Assignor has full power, authority and right to execute and deliver this Assignment.

4.         Reliance; Assumption.  This Assignment may be relied upon as conclusive proof that the Lease has been transferred to Assignee. Assignee hereby assumes as of the date hereof all of the obligations of Assignor under the Lease to the extent that such obligations arise from and after the date hereof. Assignor shall remain liable for all such obligations that arose prior to the date hereof.

5.         Further Assurances.  Assignor covenants and agrees with Assignee to hereafter furnish to Assignee such further assignments and consents as Assignee may reasonably require in furtherance of this Assignment or to carry out the intent hereof.

6.         Legal Fees.  In the event any action or suit is brought by a party hereto against another party hereto by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of such other party arising out of this Assignment, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

7.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

8.         Entire Agreement.  This Agreement constitutes the complete agreement between Assignor and Assignee with respect to the subject matter hereof and may not be modified, altered or amended except by a written agreement signed by Assignor and Assignee.

9.         Conflict of Terms.  If any provision contained in this Agreement conflicts with any provision in the Purchase Agreement, the provision contained in the Purchase Agreement shall govern and control.

10.       Parties.  This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of Assignor and Assignee.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ASSIGNEE:
,
a

By:
Name:
Title:

ASSIGNOR:
,
a	-

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF                      )

                                         ) ss.

COUNTY OF                  )

The foregoing instrument was acknowledged before me this             day of                , 2006 by                      , as                          of                         , a                                         .

Witness my hand and official seal.

My commission expires:

Notary Public

STATE OF                       )

                                          ) ss.

COUNTY OF                   )

The foregoing instrument was acknowledged before me this             day of                , 2006 by                     , as                          of                    , a                                        .

Witness my hand and official seal.

My commission expires:

Notary Public

EXHIBIT N

Assignment of Club Member Access Agreement

ASSIGNMENT AND ASSUMPTION OF CLUB ACCESS AND USE AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF CLUB ACCESS AND USE AGREEMENT (this “Assignment”), dated as of                      , 2006 (the “Effective Date”), is executed by and between                        , a                           (“Assignee”), and                        , a                               (“Assignor”).

RECITALS

A.       Assignor is a party to that certain Club Access and Use Agreement, dated as of December      2003 (as amended, supplemented or otherwise modified from time to time, the “Club Agreement”), executed by and among (1) Kensington Partners, a Colorado general partnership and Assignor’s predecessor-in-interest, as “Lodge Owner”, (2) Stag Gulch Partners, a Colorado general partnership, Cordillera Valley Club Investors Limited Partnership, a Colorado limited partnership, Galena Partners, a Colorado general partnership, Squaw Creek Realty Corp., a Colorado corporation, Eagle Golf LLC, a Colorado limited liability company, Valley Golf LLC, a Colorado limited liability company, and Cordillera Summit Golf, Inc., a Colorado corporation, as “Club Owners” (collectively, the “Club Owners”), and (3) Cordillera Club Properties, LLC, a Colorado limited liability company, as “Club Operator” (the “Club Operator”).

B.        Pursuant to that certain Agreement of Purchase and Sale Agreement and Joint Escrow Instructions dated as of                        , 2006 (the “Contract”), between Colorado Hotel Holding, LLC, a Delaware limited liability company, as “Seller” (“Seller”), and Assignee, as “Purchaser”, Seller agreed to cause Assignor to convey, assign and delegate to Assignee all of Assignor’s rights and obligations under the Club Agreement.

E.        Assignor desires to assign and delegate to Assignee all of Assignor’s rights and obligations under the Club Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, Assignor and Assignee hereby agree as follows:

1.         Assignment.  As of the Effective Date, (a) Assignor hereby assigns and delegates to Assignee all of Assignor’s rights and obligations as “Lodge Owner” under the Club Agreement, and (b) Assignee hereby assumes and shall be bound by the Club Agreement from and after the date hereof and shall perform from and after the date hereof all of the obligations that Assignor is required to perform thereunder from and after the date hereof in accordance with the terms of the Club Agreement. Assignee shall not be responsible for any liabilities, obligations and commitments of Assignor under the Club Agreement which accrued on or prior to the Effective Date, and Assignor shall not be responsible for any liabilities, obligations and commitments of Assignee under the Agreements that accrue after the Effective Date.

2.         Representation and Warranty.  Assignor represents and warrants to Assignee that Assignor has full power, authority and right to execute and deliver this Assignment.

3.         Indemnities.  Assignee hereby agrees to defend and indemnify the Assignor against and to hold the Assignor harmless for, from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) brought, made or incurred as a consequence of any alleged default, breach, act or occurrence brought against or suffered by the Assignor which occurs or may be alleged to occur with respect to any default or breach by the Assignee under the Club Agreement, or otherwise arising or accruing in connection with the Club Agreement on or subsequent to the date of this Assignment. Conversely, subject to the survival period set forth in Section 17(c) and the provisions of Section 38 of the Contract, Assignor hereby agrees to defend and indemnify the Assignee against and to hold the Assignee harmless for, from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) brought, made or incurred as a consequence of any alleged default, breach, act or occurrence brought against or suffered by the Assignee which occurs or may be alleged to occur with respect to any default or breach by the Assignor under the Club Agreement, or otherwise arising or accruing in connection with the Club Agreement prior to the date of this Assignment.

4.         Reliance.  This Assignment may be relied upon as conclusive proof that the Club Agreement has been transferred to Assignee.

5.         Further Assurances.  Assignor covenants and agrees with Assignee to hereafter furnish to Assignee such further assignments and consents as Assignee may reasonably require in furtherance of this Assignment or to carry out the intent hereof.

6.         Legal Fees.  In the event any action or suit is brought by a party hereto against another party hereto by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of such other party arising out of this Assignment, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

7.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

8.         Entire Agreement.  This Agreement constitutes the complete agreement between Assignor and Assignee with respect to the subject matter hereof and may not be modified, altered or amended except by a written agreement signed by Assignor and Assignee.

9.         Conflict of Terms.  If any provision contained in this Agreement conflicts with any provision in the Contract, the provision contained in the Contract shall govern and control.

10.       Parties.  This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of Assignor and Assignee.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ASSIGNEE
,
a

By:
Name:
Title:

ASSIGNOR:

,
a

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF                               )

) ss.

COUNTY OF                          )

The foregoing instrument was acknowledged before me this            day of                     , 2006 by                          , as                            of                       , a                                                        .

Witness my hand and official seal.

My commission expires:

Notary Public

STATE OF                               )

) ss.

COUNTY OF                          )

The foregoing instrument was acknowledged before me this             day of                     , 2006 by                        , as                          of                          , a                                                        .

Witness my hand and official seal.

My commission expires:

Notary Public

EXHIBIT O

Form of Lodge Assignment

ASSIGNMENT AND ASSUMPTION OF LODGE ACCESS AND USE EASEMENT AND
AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF LODGE ACCESS AND USE EASEMENT AND AGREEMENT (this “Assignment”), dated as of                     , 2006 (the “Effective Date”), is executed by and between                           , a                                    (“Assignee”), and                               , a a                                      (“Assignor”).

RECITALS

A.       Assignor is a party to that certain Lodge Access and Use Easement and Agreement, dated as of October 1, 2003 (as amended, supplemented or otherwise modified from time to time, the “Lodge Agreement”), executed by and among (1) Kensington Partners, a Colorado general partnership and Assignor’s predecessor-in-interest, as “Lodge Owner”, (2) Stag Gulch Partners, a Colorado general partnership, Cordillera Valley Club Investors Limited Partnership, a Colorado limited partnership, Galena Partners, a Colorado general partnership, Squaw Creek Realty Corp., a Colorado corporation, Eagle Golf LLC, a Colorado limited liability company, Valley Golf LLC, a Colorado limited liability company, and Cordillera Summit Golf, Inc., a Colorado corporation, as “Club Owners” (collectively, the “Club Owners”), and (3) Cordillera Club Properties, LLC, a Colorado limited liability company, as “Club Operator” (the “Club Operator”).

B.        Pursuant to that certain Agreement of Purchase and Sale Agreement and Joint Escrow Instructions dated as of                         , 2006 (the “Contract”), between Colorado Hotel Holding, LLC, a Delaware limited liability company, Cordillera Lodge & Spa, LLC, a Delaware limited liability company, Colorado Hotel Operator, Inc., a Delaware corporation, and Cordillera Land, LLC, a Delaware limited liability company, collectively, as “Sellers” (“Sellers”), and Assignee, as “Purchaser”, Sellers agreed to cause Assignor to convey, assign and delegate to Assignee all of Assignor’s rights and obligations under the Lodge Agreement.

E.        Assignor desires to assign and delegate to Assignee all of Assignor’s rights and obligations under the Lodge Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, Assignor and Assignee hereby agree as follows:

1.         Assignment. As of the Effective Date, (a) Assignor hereby assigns and delegates to Assignee all of Assignor’s rights and obligations as “Lodge Owner” under the Lodge Agreement, and (b) Assignee hereby assumes and shall be bound by the Lodge Agreement from and after the date hereof and shall perform from and after the date hereof all of the obligations that Assignor is required to perform thereunder from and after the date hereof in accordance with the terms of the Lodge Agreement. Assignee shall not be responsible for any liabilities, obligations and commitments of Assignor under the Lodge Agreement which accrued on or prior to the Effective Date, and Assignor shall not be responsible for any liabilities, obligations and commitments of Assignee under the Agreements that accrue after the Effective Date.

2.         Representation and Warranty.  Assignor represents and warrants to Assignee that Assignor has full power, authority and right to execute and deliver this Assignment.

3.         Indemnities.  Assignee hereby agrees to defend and indemnify the Assignor against and to hold the Assignor harmless for, from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) brought, made or incurred as a consequence of any alleged default, breach, act or occurrence brought against or suffered by the Assignor which occurs or may be alleged to occur with respect to any default or breach by the Assignee under the Lodge Agreement, or otherwise arising or accruing in connection with the Lodge Agreement on or subsequent to the date of this Assignment. Conversely, subject to the survival period set forth in Section 17(c) and the provisions of Section 38 of the Contract, Assignor hereby agrees to defend and indemnify the Assignee against and to hold the Assignee harmless for, from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) brought, made or incurred as a consequence of any alleged default, breach, act or occurrence brought against or suffered by the Assignee which occurs or may be alleged to occur with respect to any default or breach by the Assignor under the Lodge Agreement, or otherwise arising or accruing in connection with the Lodge Agreement prior to the date of this Assignment.

4.         Reliance.  This Assignment may be relied upon as conclusive proof that the Lodge Agreement has been transferred to Assignee.

5.         Further Assurances.  Assignor covenants and agrees with Assignee to hereafter furnish to Assignee such further assignments and consents as Assignee may reasonably require in furtherance of this Assignment or to carry out the intent hereof.

6.         Legal Fees.  In the event any action or suit is brought by a party hereto against another party hereto by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of such other party arising out of this Assignment, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

7.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

8.         Entire Agreement.  This Agreement constitutes the complete agreement between Assignor and Assignee with respect to the subject matter hereof and may not be modified, altered or amended except by a written agreement signed by Assignor and Assignee.

9.         Conflict of Terms.  If any provision contained in this Agreement conflicts with any provision in the Contract, the provision contained in the Contract shall govern and control.

10.       Parties.  This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of Assignor and Assignee.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ASSIGNEE

,
a

By:
Name:
Title:

ASSIGNOR:

,
a

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF                    )

                               ) ss.

COUNTY OF                )

The foregoing instrument was acknowledged before me this       day of              , 2006 by                               , as                                            of                                    , a                                       .

Witness my hand and official seal.

My commission expires:

Notary Public

STATE OF                 )

                            ) ss.

COUNTY OF              )

The foregoing instrument was acknowledged before me this       day of              , 2006 by                               , as                                            of                                    , a                                       .

Witness my hand and official seal.

My commission expires:

Notary Public

EXHIBIT P

Golf Memberships Option Assignment

ASSIGNMENT AND ASSUMPTION OF SIGNATURE GOLF MEMBERSHIPS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CORDILLERA LAND, LLC, a Delaware limited liability company and               , a                (severally and jointly, “Assignor”), do hereby assign, convey, grant, transfer and set over unto               , a               , its successors and assigns (“Assignee”), all of Assignor’s right, title, claim, estate and interest in and to any and all Signature Golf Memberships at The Club at Cordillera, as such terms are defined in and pursuant to that certain Letter Agreement dated December 15, 2005 to Assignor from Stag Gulch Partners, a Colorado general partnership, and Squaw Creek Realty Corp., a Colorado corporation.

Assignor represents and warrants to Assignee that: (i) it has full power, authority and right to execute and deliver this Assignment and convey the rights and property hereby assigned; and (ii) except as may be specifically set forth in the Contract, no consents are required in order to validly transfer to Assignee the rights hereby conveyed in and to Signature Golf Memberships.

This Assignment may be relied upon as conclusive proof that the Signature Golf Memberships been transferred to Assignee.

Assignor covenants and agrees with Assignee to hereafter furnish to Assignee such further assignments and consents as Assignee may reasonably require in furtherance of this Assignment or to carry out the intent hereof.

This Assignment shall be binding on Assignor, Assignee and their respective legal representatives, successors and assigns.

In the event any action or suit is brought by a party hereto against another party hereto by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of such other party arising out of this Assignment, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Assignment has been executed as of                       , 2006.

Assignor:

COLORADO HOTEL OPERATORS, INC., a Delaware corporation

By:
Name:
Title:

Assignee:

,
a

By:
Name:
Title:

EXHIBIT Q

Management Agreement Assignment

ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT (this “Assignment”), dated as of                 , 2006 (the “Effective Date”), is executed by and between               , a                              (“Assignee”) and COLORADO HOTEL OPERATOR, INC., a Delaware corporation (“Assignor”).

RECITALS

A.       Assignor, as “Lessee”, and Rockresorts International, LLC, as “Operator”, are parties to that certain Management Agreement dated as of May 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Management Agreement”).

B.        Pursuant to that certain Agreement of Purchase and Sale Agreement and Joint Escrow Instructions dated as of                       , 2006 (the “Contract”), between between Colorado Hotel Holding, LLC, a Delaware limited liability company, Cordillera Lodge & Spa, LLC, a Delaware limited liability company, Colorado Hotel Operator, Inc., a Delaware corporation, and Cordillera Land, LLC, a Delaware limited liability company, collectively, as “Sellers” (“Sellers”), and Assignee, as “Purchaser”, Seller agreed to cause Assignor to convey, assign and delegate to Assignee all of Assignor’s rights and obligations under the Management Agreement.

C.        Assignor desires to assign and delegate to Assignee all of Assignor’s rights and obligations under the Management Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, Assignor and Assignee hereby agree as follows:

1.         Assignment.  As of the Effective Date, (a) Assignor hereby assigns and delegates to Assignee all of Assignor’s rights and obligations as “Lessee” under the Management Agreement, and (b) Assignee hereby assumes and shall be bound by the Management Agreement from and after the date hereof and shall perform from and after the date hereof all of the obligations that Assignor is required to perform thereunder from and after the date hereof in accordance with the terms of the Management Agreement. Assignee shall not be responsible for any liabilities, obligations and commitments of Assignor under the Management Agreement which accrued on or prior to the Effective Date, and Assignor shall not be responsible for any liabilities, obligations and commitments of Assignee under the Agreements that accrue after the Effective Date.

2.         Indemnities.  Assignee hereby agrees to defend and indemnify the Assignor against and to hold the Assignor harmless for, from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) brought, made or incurred as a consequence of any alleged default, breach, act or occurrence brought against or suffered by the Assignor which occurs or may be alleged to occur with respect to any default or breach by the Assignee under the Management Agreement, or otherwise arising or accruing in connection with the Management Agreement on or subsequent to the date of this Assignment. Conversely, subject to the survival period set forth in Section 17(c) and the provisions of Section 38 of the Contract, Assignor hereby agrees to defend and indemnify the Assignee against and to hold the Assignee harmless for, from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) brought, made or incurred as a consequence of any alleged default, breach, act or occurrence brought against or suffered by the Assignee which occurs or may be alleged to occur with respect to any default or breach by the Assignor under the Management Agreement, or otherwise arising or accruing in connection with the Management Agreement prior to the date of this Assignment.

3.         Representation and Warranty.  Subject to the execution of the attached consent of Operator, Assignor represents and warrants to Assignee that Assignor has full power, authority and right to execute and deliver this Assignment.

4.         Reliance.  This Assignment may be relied upon as conclusive proof that the Management Agreement has been transferred to Assignee.

5.         Proration between Assignor and Assignee.  [Prorations to be determined during Due Diligence Period pursuant to Section 12(1) of the Contract and added herein].

6.         Further Assurances.  Assignor covenants and agrees with Assignee to hereafter furnish to Assignee such further assignments and consents as Assignee may reasonably require in furtherance of this Assignment or to carry out the intent hereof.

7.         Legal Fees.  In the event any action or suit is brought by a party hereto against another party hereto by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of such other party arising out of this Assignment, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

8.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

9.         Entire Agreement.  This Agreement constitutes the complete agreement between Assignor and Assignee with respect to the subject matter hereof and may not be modified, altered or amended except by a written agreement signed by Assignor and Assignee.

10.       Conflict of Terms.  If any provision contained in this Agreement conflicts with any provision in the Contract, the provision contained in the Contract shall govern and control.

11.       Parties.  This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of Assignor and Assignee.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

2

ASSIGNEE

,
a

By:
Name:
Title:

ASSIGNOR:

,
a

By:
Name:
Title:

3

ACKNOWLEDGEMENTS

STATE OF                     )

) ss.

COUNTY OF                )

The foregoing instrument was acknowledged before me this          day of                  , 2006 by                  , as                   of                  , a                  .

Witness my hand and official seal.

My commission expires:

Notary Public

STATE OF                     )

) ss.

COUNTY OF                 )

The foregoing instrument was acknowledged before me this         day of                  , 2006 by                  , as                   of                  , a                  .

Witness my hand and official seal.

My commission expires:

Notary Public

4

CONSENT OF ROCKRESORTS INTERNATIONAL, LLC TO ASSIGNMENT
AND ASSUMPTION OF MANAGEMENT AGREEMENT

The undersigned, as Operator under the Management Agreement, hereby consents to the assignment and assumption of the Management Agreement pursuant to the Assignment and Assumption of Management Agreement by and between Colorado Hotel Operator, Inc., as assignor, and                  , as assignee, to which this consent is attached, and hereby agrees that Assignee is a Qualified Transferee, as such term is defined in the Management Agreement. Further, the undersigned agrees that, pursuant to the terms of Section 4.3 of the Management Agreement, any liability of Assignor, as “Lessee” under the Management Agreement is terminated as of the date hereof.

Dated:	, 2006

ROCKRESORTS INTERNATIONAL, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT R

Arbitration Procedures

Within twenty (20) days after either party gives notice of election of arbitration pursuant to either Sections 8(b)(v) or 12(i) of the Agreement, the parties shall elect an arbitrator meeting the qualifications stated below. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the arbitrator and of the arbitrator’s fee. If the parties are unable to select an arbitrator, the arbitrator shall be selected by the Denver, Colorado office of the American Arbitration Association from the commercial arbitration panel. The arbitrator shall have his or her principal office in the Denver, Colorado, metropolitan area unless otherwise agreed by the parties.

The arbitrator shall conduct his own investigation of the subject matter and the amounts in dispute and shall make his own determination of the correct amounts to be paid under the Agreement and the party to whom the amounts should be paid (the “Arbitrator’s Determination”), whether (a) the determination of the existence and amount of any Adverse Costs under Section 8(b) or (b) the prorations to be made pursuant to the Agreement and the correct amounts to be included in the Final Statement and the final amount due to either Purchaser or Sellers under Section 12 and the party to whom the payment is to be made. The arbitrator shall be instructed not to advise either party of the Arbitrator’s Determination except as follows: When the arbitrator has made his determination, he shall so advise Purchaser and Sellers and shall establish a date, at least five (5) days after the giving of notice by the arbitrator to Purchaser and Sellers, on which he shall disclose the Arbitrator’s Determination. Such meeting shall take place in the Denver, Colorado office of the American Arbitration Association unless otherwise agreed by the parties. After having initialed a paper on which the Arbitrator’s Determination and the party to whom the payment is to be made is set forth, the arbitrator shall place the paper in a sealed envelope. Purchaser and Sellers shall each set forth their determination of the amount of Adverse Costs or the prorations, as the case may be, and the party to whom the payment is to be made on a paper (“Purchaser’s Determination” and “Sellers’ Determination”), initial the same and place them in separate sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

In the presence of the arbitrator, the envelopes containing the Purchaser’s Determination and the Sellers’ Determination shall be opened and examined. If the difference between the two determinations is ten percent (10%) or less of the amount set forth in the determination showing the largest payment to either Purchaser or Sellers, the average of the two determinations shall be the determination of the parties of the amount in question and the party to be paid (“Final Determination”), the envelope containing the Arbitrator’s Determination shall be destroyed and the arbitrator shall be instructed not to disclose his determination. (If one party’s determination for a payment to Purchaser and the other party’s determination provides for a payment to Sellers, the difference shall be the sum of the two amounts.) If the paper in either party’s envelope is blank, or does not set forth a determination or state to whom the payment is to be made, the determination of the other party shall prevail and be treated as the Final Determination. If the difference between the two determinations is more than ten percent (10%) of the amount set forth in the determination showing the largest payment to either Purchaser or Sellers, the envelope containing the arbitrator’s determination shall be opened. If the amount determined by the arbitrator is the average of the amounts proposed by Purchaser and Sellers, the Arbitrator’s Determination of shall be the Final Determination. If such is not the case, the Final Determination shall be the amount proposed by either Purchaser or Sellers which is closest to the Arbitrator’s Determination (taking into account the party to whom the payment is to be made).

The arbitrator shall have at least ten (10) years of current experience in commercial arbitrations in the State of Colorado, shall have at least five (5) years of experience in the hospitality industry in Colorado and shall not have had a legal, business, financial, professional or personal relationship with either party.

SCHEDULE 2(b)

DILIGENCE ITEMS

1. Market Studies	PKF & Hobson

2. Appraisals	(4) Lodge 10k, Grouse 5k, Land 5k, Condo 5k

3. Phase I	(2) updates Lodge & Land, (2) new Grouse & Condo

4. ALTA	(2) updates Lodge & Land, (1) new Grouse

5. Utility Study	Confirmation of adequate sewer/septic water, power, phone & natural gas of planned development

6. Property Condition	Update of existing Lodge, new for Grouse and Condo

7. Soils Report	On land and lodge parking

8. Wells/Tanks/Mines	Technical survey on voids, etc. caused by mines, tanks, etc.